Exhibit 10.5

NISKA GAS STORAGE US, LLC,

NISKA GAS STORAGE US FINANCE CORP.,

NISKA GAS STORAGE CANADA ULC

and
NISKA GAS STORAGE CANADA FINANCE CORP.
as Issuers,

AND EACH OF THE GUARANTORS PARTY HERETO

UNITS

Each $1000 Principal Amount of Units Consisting of

$218.75 Principal Amount of 8.875% Senior Notes Due 2018 of
Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp.

AND

$781.25 Principal Amount of 8.875% Senior Notes Due 2018 of
Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

INDENTURE

Dated as of March 5, 2010

THE BANK OF NEW YORK MELLON
as Trustee,

i

EXHIBITS

Exhibit A1	FORM OF U.S. NOTE
Exhibit A2	FORM OF CANADIAN NOTE
Exhibit A3	FORM OF UNIT
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of March 5, 2010, among Niska Gas Storage US, LLC (“Niska U.S.”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska U.S., the “U.S. Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers” and, together with the U.S. Issuers, the “Issuers”), the Guarantors (as defined herein) and The Bank of New York Mellon, as Trustee (as defined herein).

WHEREAS, the U.S. Issuers have duly authorized the creation of their 8.875% Senior Notes due 2018 (the “U.S. Notes”) and the Canadian Issuers have duly authorized the creation of their 8.875% Senior Notes due 2018 (the “Canadian Notes”, and together with the U.S. Notes, the “Notes”);

WHEREAS, the Issuers have duly authorized the creation of units (the “Units”) that may not be separately transferred from the Notes, each $1,000 principal amount of Units consisting of $218.75 principal amount of U.S. Notes and $781.25 principal amount of the Canadian Notes;

WHEREAS, the Guarantors have duly authorized their respective Note Guarantees (as defined herein) of the Notes; and

WHEREAS, all things necessary to make the Units (and the Notes comprising the Units), when each is duly issued and executed by the applicable Issuer thereof, and authenticated and delivered hereunder, the valid obligations of such Issuer, to make the Note Guarantees the valid and binding obligations of the Guarantors, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01           Definitions.

“144A Global Unit” means a Global Unit, substantially in the form of Exhibit A3 hereto bearing the Global Unit Legend and the Private Placement Legend, comprised of Notes substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Private Placement Legend, each deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Units (and the corresponding principal amount of Notes) of the related Issuers sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges or amalgamates with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Units” means additional Units (other than the Initial Units) issued under this Indenture in accordance with Sections 2.02, 2.13, 4.09 and 4.12 hereof, as part of the same series as the Initial Units.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; or

(2)           the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at March 15, 2014, (such redemption price being set forth in the table appearing in Section 3.01(c) hereof) plus (ii) all required interest payments due on the Note through March 15, 2014, (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Unit, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or 5.01 hereof and not by Section 4.10 hereof; and

(2)           the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $15.0 million and not exceeding $30.0 million in any fiscal year;

(2)           a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)           the sale, lease or other transfer or discount of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)           grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

(6)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)           the granting of Liens not prohibited by Section 4.12 hereof;

(8)           the sale or other disposition of cash or Cash Equivalents;

(9)           a Restricted Payment that does not violate the Section 4.07 hereof or a Permitted Investment

(10)         dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

(11)         the sale of an Unrestricted Subsidiary;

(12)         the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary;

(13)         the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to the Company;

(14)         grants of Capital Stock of Restricted Subsidiaries or options or other rights to acquire shares of Capital Stock of Restricted Subsidiaries (or issuances of Capital Stock of Restricted Subsidiaries upon the exercise of such options or other rights) made to employees or directors under Section 4.11(b)(1) hereof having an aggregate Fair Market Value of $10.0 million in any fiscal year.

(15)         any transaction occurring as a result of MLP Formation Transactions; and

(16)         the sale or other disposition of any or all of Access Gas Services Inc., Access Gas Services (Alberta) Inc., and Access Gas Services (Ontario) Inc.

“Bankruptcy Law” means (i) Title 11, U.S. Code or any similar federal or state law for the relief of debtors and (ii) any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and similar federal, provincial or territorial law in Canada.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time (other than any right conditioned upon the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation (including an unlimited liability company), the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership (or the board of the partnership or Persons performing similar functions);

(3)           with respect to a limited liability company, the Board of Directors of the managing member, if the managing member is an entity (or the board of the limited liability company or Persons performing similar functions), or the managing member or members or any controlling committee of managing members thereof, if the managing members are individuals; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, (a) 100% of the cash and Cash Equivalents (excluding margin deposits) of the Company and its Restricted Subsidiaries, plus (b) 90% of the net book value of the trade receivables and accrued receivables of the Company and its Restricted Subsidiaries, plus (c) 90% of the net book value of inventory of the Company and its Restricted Subsidiaries, plus (d) 80% of issued but unused letters of credit of the Company and its Restricted Subsidiaries, plus (e) 25% of the net book value of the property, plant and equipment of the Company and its Restricted Subsidiaries.

“Business Day” means any day other than a Legal Holiday.

“Canadian Notes” has the meaning assigned to it in the preamble to this Indenture.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member, (b) acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) of existing, or the construction of new, capital assets, or (c) capital contribution by a Group Member to a Person that is not a MLP Subsidiary, in which a Group Member has an equity interest, or after such capital contribution will have, to fund the Group Member’s pro rata share of the cost of the acquisition of existing, or the construction of new or the improvement of existing, capital assets, in each case if such addition, improvement, acquisition or construction is made to increase the long term operating capacity or net income of the Company Group from the long term operating capacity or net income of the Company Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from that existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation (including an unlimited liability company), corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars or Canadian dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic United States or Canadian commercial bank;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)           money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) that is not a Permitted Holder, which occurrence is followed by a Ratings Decline within 90 days; provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the aggregate voting power of all classes of Voting Stock of such Person immediately after such transaction will not be a Change of Control;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company; provided that prior to a Qualified MLP IPO, any such plan relating to either of Niska Holdings I or Niska Holdings II shall constitute such a “Change of Control”;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation) other than the MLP Formation Transactions, the result of which is that any Person (including any “person” (as defined above) that is not a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, which occurrence is followed by a Ratings Decline within 90 days; or

(4)           the Company consolidates with, or merges with or into, any Person that is not a Permitted Holder, or any Person that is not a Permitted Holder consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding, Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting

Stock of such surviving or transferee Person (immediately after giving effect to such transaction), which occurrence is followed by a Ratings Decline within 90 days.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Commences Commercial Service” means a Capital Improvement is first put into commercial service by a Group Member following, if applicable, completion of construction and testing.

“Company” means (i) prior to a Qualified MLP IPO, Niska Holdings I and Niska Holdings II, together on a combined basis, and (ii) after a Qualified MLP IPO, the MLP and, in each case, not to any of their respective Subsidiaries

“Company Group” means the Company and its MLP Subsidiaries treated as a single entity.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

(4)           depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)           non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)           all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

(7)           non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; provided that with respect to any Joint Venture, the aggregate Net Income of such Joint Venture will be included to the extent of the Company’s and a Restricted Subsidiary’s percent ownership of such Joint Venture so long as the declaration or payment of dividends or similar distributions by such Joint Venture of that Net Income is at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Joint Venture or its stockholders, partners or members;

(2)           the Net Income of any Restricted Subsidiary (other than an Issuer) that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)           the cumulative effect of a change in accounting principles will be excluded;

(4)           unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 will be excluded;

(5)           any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(6)           any impairment charge or asset write-off or write-down, including those pursuant to Statement of Financial Accounting Standards No. 142.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Contribution Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed two times the aggregate amount of cash received by the Issuer after the date of the Indenture from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Issuer); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to an Officers’ Certificate on the date of its incurrence.  Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Equity Interests and will be disregarded for purposes of Section 4.07 hereof and will not be considered to be an Equity Offering for purposes of Section 3.01 hereof.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain credit agreement to be dated as of the date of this Indenture among Niska U.S., AECO Gas Storage Partnership, Niska GS Holdings I, L.P., Niska GS Holdings II, L.P., Royal Bank of Canada, as Administrative Agent and Collateral Agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing in whole or in part with any capital markets transaction) from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing in whole or in part with any capital markets transaction) in whole or in part from time to time.

“Current Hedge Contract” means all Hedge Contracts other than Long Term Hedge Contracts.

“Custodian” means the Trustee, as custodian with respect to the Units in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Unit” means a certificated Unit registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A3 hereto, comprised of Notes registered in the name of such Holder and issued in accordance with Section 2.06 hereof substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) hereto, except that such Unit shall not bear the Global Unit Legend and shall not have the “Schedule of Exchanges of Interests in the Global Unit” attached thereto.

“Depositary” means, with respect to the Units issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Units, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Development Project Acquisition” means the acquisition of an entity or entities or the assets of an entity or entities formed for the purpose of constructing, developing or acquiring one or more facilities engaged, or to be engaged following construction, in a Permitted Business or assets useful in a Permitted Business.

“Disqualified Stock” means (a) in the case of the Company or any of its Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature and (b) in the case of any Restricted Subsidiary of the Company, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture and incentive distribution rights shall not constitute Disqualified Stock solely by virtue of the right of the holder thereof to require repurchase thereof upon removal of the Managing Member without cause. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means any Subsidiary (i) that has had less than 3% of consolidated total assets or 3% of annual consolidated revenues of the Company as reflected on the most recent annual or quarterly financial statements delivered hereunder prior to such date; provided that all Excluded Subsidiaries taken together shall not exceed 5% of consolidated total assets and 5% of annual consolidated revenues of the Company as reflected on the most recent annual or quarterly financial statements delivered hereunder prior to such date.

“Expansion Capital Expenditures” means cash expenditures for Capital Improvements.  Expansion Capital Expenditures shall not include Maintenance Capital Expenditures or Investment Capital Expenditures.  Expansion Capital Expenditures shall include interest (and related fees) on debt incurred to finance the construction of a Capital Improvement and paid in respect of the period beginning on the date that a Group Member enters into a binding obligation to commence construction of a Capital Improvement and ending on the earlier to occur of (a) the date that such Capital Improvement Commences Commercial Service and (b) the date that such Capital Improvement is abandoned or disposed of.  Debt incurred or equity issued to fund interest payments described in the immediately preceding sentence or incurred to fund distributions in respect of equity issued (including incremental incentive distributions related thereto) to fund the construction of a Capital Improvement as described in clause (a)(iv) of the definition of Operating Surplus shall also be deemed to be debt incurred to finance the construction of a Capital Improvement.  Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Managing Member shall determine the allocation between the amounts paid for each.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, re-pays, repurchases, defeases or otherwise discharges or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance of other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries of by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business and increases in ownership of Restricted Subsidiaries), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)           interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)           all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Unit Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Units issued under this Indenture.

“Global Units” means, individually and collectively, each of the Restricted Global Units and the Unrestricted Global Units deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A3 hereto, comprised of Notes registered in the name of the Depository or such nominee substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note), and that bears the Global Unit Legend and that has the “Schedule of Exchanges of Interests in the Global Unit” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Group Member” means a member of the Company Group.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (i) with respect to the U.S. Notes (a) prior to a Qualified MLP IPO, Niska Holdings I, Niska Holdings II, and all of the Restricted Subsidiaries of Niska Holdings I (other than the U.S. Issuers) and Niska Holdings II (including the Canadian Issuers) and (b) after a Qualified MLP IPO, the MLP and each of its Restricted Subsidiaries (including the Canadian Issuers, but not the U.S. Issuers and Excluded Subsidiaries) and (ii) with respect to the Canadian Notes, (a) prior to a Qualified MLP IPO, Niska Holdings I, Niska Holdings II, and all of the Restricted Subsidiaries of Niska Holdings I (including the U.S. Issuers) and Niska Holdings II (other than the Canadian Issuers) and (b) after a Qualified MLP IPO, the MLP and each of its Restricted Subsidiaries (including the U.S. Issuers, but not the Canadian Issuers and Excluded Subsidiaries).

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar or other similar agreement or arrangement that is entered into for the purpose of hedging the Company Group’s exposure to fluctuations in the price of hydrocarbons, interest rates, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.

“Hedged Inventory Transaction” means a transaction in which the Company or any of its Restricted Subsidiaries purchases Hydrocarbons or establishes a position using New York Mercantile Exchange or over-the-counter contracts to purchase Hydrocarbons, and within one business day of such purchase transactions, either (1) establishes one or more positions using New York Mercantile Exchange or over-the-counter futures contracts to resell at a date after the delivery date of Hydrocarbons as so purchased, or (2) enters into a contract with that Person or another Person to resell at a date after such delivery date, a similar aggregate quantity and quality of Hydrocarbons as so purchased, and at an aggregate price equal to or greater than the Indebtedness incurred for the Hydrocarbons so purchased by the Company or such Restricted Subsidiary.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under swap, option, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means the Person in whose name a Unit is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Unit” means a Global Unit, substantially in the form of Exhibit A3 hereto bearing the Global Unit Legend and the Private Placement Legend, comprised of Notes substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Private Placement Legend, each deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Units (and the corresponding principal amount of Notes) of the related Issuers sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments;

(3)           in respect of banker’s acceptances or letters of credit (other than obligations in respect of letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person or a demand for reimbursement);

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Unit through a Participant.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, UBS Securities LLC, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation, Barclays Capital Inc., Scotia Capital (USA) Inc. and Natixis Bleichroeder LLC, U.S. Bancorp Investments, Inc., Citigroup Global Markets Inc., Daiwa Securities America Inc. and BNP Paribas Securities Corp.

“Initial Units” means the first $800,000,000 in aggregate principal amount of Units, comprised of $175,000,000 aggregate principal amount of U.S. Notes and $625,000,000 aggregate principal amount of Canadian Notes, issued under the Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Interim Capital Transactions” means the following transactions:  (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member; and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

“Investment Capital Expenditures” means capital expenditures that are neither Expansion Capital Expenditures nor Maintenance Capital Expenditures.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joint Venture” means (i) any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment (provided that, for purposes of the proviso to clause (1) of the definition of Consolidated Net Income, the Company and its Restricted Subsidiaries own at least 20% of the Equity Interests of such Person on a fully diluted basis or control the management of such Person pursuant to a contractual agreement) or (ii) an Unrestricted Subsidiary of the Company that (a) has no Indebtedness and (b) was an Affiliate of the Company as of the date of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions (1) in the City of New York, the City of Calgary or the City of Toronto, (2) in the City in which the Corporate Trust Office of the Trustee is located or (3) at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Long Term Hedge Contract” means any Hedge Contract with a specified termination date more than twelve months after the date the Hedge Contract is entered into.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the addition or improvement to or replacement of the capital assets owned by the Company Group or for the acquisition of existing, or the construction of new, capital assets) made to maintain the operating capacity or net income of the Company Group.

“Managing Member” means the business entity with the ultimate authority to manage the business and operations of the MLP (which may be the MLP or its successors).

“Member” means any holder of Membership Interests.

“Membership Interests” means the Capital Stock of the MLP.

“MLP” means an entity formed to acquire, directly or indirectly, all of the Equity Interests of the Issuers, in order to undertake an initial public offering of its Capital Stock and that, immediately following consummation of such offering, will be treated as a partnership for U.S. federal income tax purposes.

“MLP Formation Transactions” means (i) the legal formation of the MLP, (ii) the acquisition, directly or indirectly, of the Issuers by the MLP, (iii) the borrowing under Credit Facilities of an amount not to exceed the anticipated gross proceeds of a Qualified MLP IPO and the distribution of that amount to the Sponsors immediately prior to such Qualified MLP IPO, (iv) transactions related to the Qualified MLP IPO described in the Offering Memorandum under the caption “Summary” and (v) transactions reasonably related thereto that the Company has determined by an officer of the Company not to have a material adverse effect on the holders of the Units.

“MLP Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a MLP Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person in which such Person, one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided that (A) such Person, one or more MLP Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) formed and maintained for the sole purpose of developing or owning a natural gas storage facility, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)           any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)           any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (3) any reserve for adjustment or indemnification obligations in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

“Niska Holdings I” means Niska GS Holdings I, L.P.

“Niska Holdings II” means Niska GS Holdings II, L.P.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; and

(2)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

For purposes of determining compliance with Section 4.09 hereof, in the event that any Non-Recourse Debt of any Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum” means the Offering Memorandum, dated February 26, 2010, relating to the offering of the Initial Units.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means with respect to any person, a certificate signed on behalf of the Person by two Officers of the Person, one of whom, solely in respect of the Officers’ Certificate required by Section 4.04(a) hereof, must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Person, that, if applicable, meets the requirements of Section 13.03 hereof.

“Operating Agreement” means the Amended and Restated Agreements of Limited Partnership of Niska Holdings I and Niska Holdings II as in effect as of the date of this Indenture.

“Operating Expenditures” means all Company Group cash expenditures (or the Company’s proportionate share of expenditures in the case of MLP Subsidiaries that are not wholly owned), including taxes, reimbursements of expenses of the Managing Member, payments made in the ordinary course of business underlying Hedge Contracts, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

(a)           repayment of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

(b)           payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(c)           Operating Expenditures shall not include (i) Expansion Capital Expenditures or Investment Capital Expenditures, (ii) payment of transaction expenses relating to Interim Capital Transactions, (iii) distributions to Members or (iv) repurchases of Membership Interests of any class, other than repurchases of Membership Interests to satisfy obligations under employee benefit plans, or reimbursements of expenses of the Managing Member for such purchases.  Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Managing Member shall determine the allocation between the amounts paid for each; and

(d)           payments made in connection with the termination of any Long Term Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be excluded and amounts paid in connection with the initial purchase of a Long Term Hedge Contract shall be amortized over the life of the applicable Hedge Contract.

“Operating Surplus” means, with respect to any period, on a cumulative basis and without duplication,

(a)           the sum of (i) $50 million, (ii) all cash receipts of the Company Group (or the Company’s proportionate share of cash receipts in the case of MLP Subsidiaries that are not wholly owned) for the period beginning on the IPO Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Long Term Hedge Contracts (provided that cash receipts from the termination of a Long Term Hedge Contract prior to its specified termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (iii) all cash receipts of the Company Group (or the Company’s proportionate share of cash receipts in the case of MLP Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of distributions paid on equity (including incremental incentive distributions) issued to finance all or a portion of the construction, acquisition or improvement of a Capital Improvement and paid in respect of the period beginning on the date that the Group Member enters into a binding obligation to commence construction or improvement of, or to acquire, such Capital Improvement and ending on the earlier to occur of (A) the date that such Capital Improvement Commences Commercial Service and (B) the date that it is abandoned or disposed of (equity issued to fund the construction period interest payments on debt incurred (including periodic net payments under related interest rate swap agreements), or construction period distributions on equity issued, to finance the construction, acquisition or improvement of a Capital Improvement shall also be deemed to be equity issued to finance the construction, acquisition or improvement of a Capital Improvement for purposes of this clause (iv)), less

(b)           the sum of (i) Operating Expenditures for the period beginning on the IPO Date and ending on the last day of such period, (ii) the amount of cash reserves established by the Managing Member (or the Company’s proportionate share of cash reserves in the case of MLP Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures, (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred and (iv) any loss realized on disposition of an Investment Capital Expenditure; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of cash to be distributed with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the Managing Member so determines.

Cash receipts from an Investment Capital Expenditures shall be treated as cash receipts only to the extent they are a return on principal, but return of principal shall not be treated as cash receipts.

“Opinion of Counsel” means an opinion reasonably acceptable to the Trustee from legal counsel that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means any disposition of assets by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) in which at least 95% of the consideration received by the Company and the Company’s Restricted Subsidiary consists of:

(1)           all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; and/or

(2)           other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business,

provided that any consideration not constituting assets or property of a kind usable by the Company or its Restricted Subsidiaries in the Permitted Business received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall constitute Net Proceeds from an Asset Sale pursuant to Section 4.10 hereof.

“Permitted Business” means either (1) purchasing, gathering, transporting, marketing, selling, distributing, storing or otherwise handling Hydrocarbons or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture; provided that:

(1)           at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(2)           if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)           such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Hedged Inventory Obligations” means Indebtedness of the Company or any of its Restricted Subsidiaries under letters of credit, bankers’ acceptances or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Company or any Restricted Subsidiary of the Company by the Company or any other Restricted Subsidiary of the Company, as applicable, related to a Hedged Inventory Transaction, provided that:

(1)           if the Company or such Restricted Subsidiary has entered into such a contract to resell at a subsequent date, as distinguished from establishing a position using New York Mercantile Exchange or over-the-counter future contracts to resell at a subsequent date, (a) the Person with which the Company or such Restricted Subsidiary has such contract to sell has an Investment Grade Rating, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating, or (b) such Person posts a letter of credit in favor of the Company or such Restricted Subsidiary with respect to such contract; and

(2)           for the period commencing on the date the Company or such Restricted Subsidiary is obligated to take delivery of such Hydrocarbons so purchased by it and until and including the date on which delivery to the purchaser is fulfilled, the Company or such Restricted Subsidiary has the right and ability to store such quantity and quality of Hydrocarbons in storage facilities or storage capacity owned, leased, operated or otherwise controlled by the Company or any Restricted Subsidiary of the Company or in pipelines, or such Hydrocarbons are in transit to such facilities.

“Permitted Holder” means the Sponsors and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Sponsors are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)           any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)           any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)           Hedging Obligations permitted to be incurred under Section 4.09 hereof;

(8)           Permitted Business Investments;

(9)           any Investment by the Company or any of its Restricted Subsidiaries in any Person that was previously a Subsidiary of the Company but ceases to be such as a result of a reduction in the Company’s direct or indirect ownership interests in such Person in connection with a public offering of Capital Stock of such Person; provided, that at the time such Person ceases to be a Subsidiary of the Company and immediately after giving effect thereto, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of a percentage of the total Voting

Stock of such Person, measured by voting power rather than number of shares, greater than the percentage of the total Voting Stock of such Person, measured by voting power rather than number of shares, owned by the Company at such time;

(10)         any Investment made in connection with MLP Formation Transactions; and

(11)         other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of $25.0 million or 2.5% of the Consolidated Net Tangible Assets of the Company.

“Permitted Liens” means:

(1)           Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating thereto;

(2)           Liens in favor of an Issuer or a Guarantor;

(3)           Liens on property of a Person existing at the time such Person is merged or amalgamated with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged or amalgamated into or consolidated with the Company or the Restricted Subsidiary;

(4)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)           any interest or title of a lessor to the property subject to a Capital Lease Obligation or an operating lease;

(6)           Liens on any property or asset acquired, constructed or improved by the Company or any of its Restricted Subsidiaries (a “Purchase Money Lien”), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(7)           Liens existing on the date of this Indenture other than Liens securing the Credit Facilities;

(8)           Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, trade contracts, leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)           Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)         Liens on pipelines or pipeline facilities or products shipped on such pipelines that arise by operation of law;

(11)         Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, access agreements, farmout agreements, division orders, contracts for sale, transportation or exchange of crude oil, natural gas and other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Permitted Business;

(12)         Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of letters of credit, bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods and permitted by Section 4.09 hereof;

(13)         Liens securing Obligations of an Issuer or any Guarantor under the Notes or the Guarantees, as the case may be;

(14)         Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes or any Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12 hereof;

(15)         Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(16)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed 5% of the Consolidated Net Tangible Assets of the Company;

(17)         any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (15) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby; and

(18)         Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other assets relating to such letters of credit and products and proceeds thereof.

“Permitted Operating Obligations” means Indebtedness of the Company or any Restricted Subsidiary of the Company in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Restricted Subsidiary of the Company in the ordinary course of business (excluding obligations related to the purchase by the Company or any Restricted Subsidiary of the Company of Hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for any obligations for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged is subordinated in right of payment to the Notes or the Notes Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Notes Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged; and

(4)           such Indebtedness is incurred by the Company or a Guarantor if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant Section 4.09 hereof shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation (including an unlimited liability company), partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity; provided that when Person is used to refer to the Company, it shall refer (i) prior to a Qualified MLP IPO, to Niska Holdings I and Niska Holdings II, together on a combined basis and (ii) after a Qualified MLP IPO, to the MLP.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Units (and the Notes comprising such Units) issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified MLP IPO” means an initial offer and sale of common units of the MLP in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of the MLP issuable under any employee benefit plan); provided, however, that immediately after such offering, the MLP s treated as a partnership for U.S. federal income tax purposes and qualifies for the exception contained in Section 7704(c) of the Code for partnerships with “qualifying income” (as defined in Section 7704(d) of the Code).

“Rating Agencies” means Moody’s and S&P.

“Ratings Categories” means:

(1)           with respect to S&P, any of the following categories:  AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)           with respect to Moody’s, any of the following categories:  Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means a decrease in the rating of the Units by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).  In determining whether the rating of the Units has decreased by one or more gradations, gradations within Ratings Categories, namely + or—for S&P, and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Unit” means a Regulation S Temporary Global Unit or Regulation S Permanent Global Unit, as appropriate.

“Regulation S Permanent Global Unit” means a Global Unit, substantially in the form of Exhibit A3 hereto bearing the Global Unit Legend and the Private Placement Legend, comprised of Notes substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Private Placement Legend, each deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Unit upon expiration of the Restricted Period.

“Regulation S Temporary Global Unit” means a temporary Global Unit substantially in the form of Exhibit A3 hereto bearing the Regulation S Temporary Global Unit Legend, the Global Unit Legend and the Private Placement Legend, comprised of Notes substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Private Placement Legend, each deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Units (and the corresponding principal amount of Notes) initially sold in reliance on Rule 903 of Regulation S.

“Regulation S-X” means Regulation S-X promulgated by the SEC.

“Reporting Default” means a Default under Section 4.03 hereof after giving effect to the grace periods referred to therein.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and who shall have responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Unit” means a Definitive Unit bearing the Private Placement Legend.

“Restricted Global Unit” means a Global Unit bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Sponsors” means Carlyle/Riverstone Global Energy and Power Fund II, L.P.  and Carlyle/Riverstone Global Energy and Power Fund III, L.P.  and their Affiliates.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation (including an unlimited liability company), association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2014; provided, however, that if the period from the redemption date to March 15, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Units” has the meaning assigned to it in the preamble to this Indenture. The Initial Units and the Additional Units shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Units shall include the Initial Units and any Additional Units.

“Unrestricted Definitive Unit” means a Definitive Unit that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Unit” means a Global Unit that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than an Issuer) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary thereof, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S.” means the United States.

“U.S. Notes” has the meaning assigned to it in the preamble to this Indenture.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Working Capital Borrowings” means borrowings, used solely for working capital purposes, including the purchase of inventory and other current assets or to fund current liabilities, and specifically excluding any borrowings for the purchase of property, plant and equipment, acquisitions or capital improvements, or to pay distributions to Members, made in the ordinary course of business pursuant to a credit facility, commercial paper facility or similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within twelve months from sources other than additional Working Capital Borrowings.

Section 1.02           Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.19
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Calculation Date”	1.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03

“Event of Default”	6.01
“Excess Proceeds”	4.10
“IPO Date”	4.07
“Incremental Funds”	4.07
“incur”	4.09
“Judgment Conversion Date”	13.12
“Judgment Currency”	13.12
“Legal Defeasance”	8.02
“Note Guarantee”	10.01
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Payment Default”	6.01
“Payor”	4.19
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Purchase Money Lien”	1.01
“rate of exchange”	13.12
“Reinstatement Date”	4.20
“Relevant Taxing Jurisdiction”	4.19
“Register”	2.03
“Registrar”	2.03
“Restricted Payments”	4.07
“Successor Guarantor”	10.05
“Successor Person”	5.01
“Suspended Covenants”	4.20
“Taxes”	4.19
“Unit Legend”	2.06

Section 1.03           Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE UNITS

Section 2.01           Form and Dating.

(a)           General. The U.S. Notes, the Canadian Notes and the Units and the related Trustee’s certificates of authentication for the Notes and the Units will be substantially in the form of Exhibit A1, A2 and A3 attached hereto, respectively. The Units may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the applicable Issuer.  Each Note and each Unit will be dated the date of its authentication.

The terms and provisions contained in the Units will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Unit conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Units. The Units issued in global form (including the Global Unit Legend thereon and the “Schedule of Exchanges of Interests in the Global Unit” attached thereto) will be substantially in the form of Exhibit A3, comprised of U.S. Notes and Canadian Notes substantially in the form of Exhibit A1 and A2 attached hereto, respectively.  Units issued in definitive form (but without the Global Unit Legend thereon and without the “Schedule of Exchanges of Interests in the Global Unit” attached thereto) shall be substantially in the form of Exhibit A3 attached hereto, comprised of U.S. Notes and Canadian Notes substantially in the form of Exhibit A1 and A2 attached hereto, respectively.  Each Unit shall consist of $218.75 principal amount of U.S. Notes and $781.25 principal amount of the Canadian Notes. The Notes of each Issuer may not be separately transferred and Notes of each Issuer may not be issued, except as part of a Unit.  The Units shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and each Unit shall be comprised of Notes having aggregate minimum denominations allocated as follows: (i) U.S. Notes in minimum denominations of $437.50 and integral multiples of $218.75 in excess thereof and (ii) Canadian Notes in minimum denominations of $1,562.50 and integral multiples of $781.25 in excess thereof.  Each Global Unit will represent such of the outstanding Units (and the corresponding amount of Notes) as will be specified therein and each shall represent the aggregate principal amount of outstanding Units (and the corresponding amount of Notes) from time to time endorsed thereon and the aggregate principal amount of outstanding Units (and the corresponding amount of Notes) represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Units (and the corresponding amount of Notes) represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Temporary Global Units. Units offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Unit, which will be deposited on behalf of the purchasers of the Units represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated upon the receipt by the Trustee of:

(1)           a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Unit (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Unit or an IAI Global Unit bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2)           an Officers’ Certificate from the Company.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Unit will be exchanged for beneficial interests in the Regulation S Permanent Global Unit pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Unit, the Trustee will cancel the Regulation S Temporary Global Unit.  The aggregate principal amount of the Regulation S Temporary Global Unit and the Regulation S Permanent Global Unit may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Unit and the Regulation S Permanent Global Unit that are held by Participants through Euroclear or Clearstream.

Section 2.02           Execution and Authentication.

At least one Officer of each Issuer must sign the Notes and the Units issued by such Issuer for such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note or a Unit no longer holds that office at the time the Note or Unit is authenticated, the Note or Unit, as the case may be, will nevertheless be valid.

No Unit or Note will be valid until authenticated by the manual signature of authorized signatory of the Trustee. The signature will be conclusive evidence that the Unit or Unit, as the case may be, has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by two Officers of each Issuer (an “Authentication Order”), authenticate Units (and the Notes comprising such Units) for original issue that may be validly issued under this Indenture, including any Units (and the Notes comprising such Units) issued as Additional Units. The aggregate principal amount of Units (and the corresponding amount of Notes) outstanding at any time may not exceed the aggregate principal amount of Units (and the corresponding amount of Notes) authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Units (and the Notes comprising such Units). An authenticating agent may authenticate Units (and the Notes comprising such Units) whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03           Registrar and Paying Agent.

The Issuers will maintain an office or agency where Units may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Register”) of the Units and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents.

The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Units.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent in connection with the Units, until such time as the Trustee has resigned or a successor has been appointed pursuant to Section 7.07 hereof, and to act as Custodian with respect to the Global Units.

Section 2.04           Paying Agent to Hold Money in Trust.

On or prior to 10:00 a.m. New York City time on each due date of the principal and interest on any Unit, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest on any Unit as it becomes due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on the Units, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Units.

Section 2.05           Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee or cause the Registrar to furnish to the Trustee, at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Units; provided that as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.06           Transfer and Exchange.

(a)           Transfer and Exchange of Global Units. A Global Unit may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Units shall be exchanged by the Issuers for Definitive Units only in the following limited circumstances:

(1)           the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depository and, in each case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)           subject to the procedures of the Depositary, the Issuers in their sole discretion jointly determine that Global Units (in whole but not in part) should be exchanged for Definitive Units and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Unit be exchanged by the Issuers for Definitive Units prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)           there has occurred and is continuing a Default or Event of Default with respect to the Units.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Units shall be issued in such names as the Depositary shall instruct the Trustee. Global Units also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Unit or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Unit. A Global Unit may not be exchanged for another Unit other than as provided in this Section 2.06(a), however, beneficial interests in a Global Unit may be transferred and exchanged as provided in Section 2.06(b) or (c) or (d) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Units. The transfer and exchange of beneficial interests in Global Units will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuers, the Trustee, Paying Agent, nor any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Unit, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. Beneficial interests in the Restricted Global Units will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Units also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Unit. Beneficial interests in any Restricted Global Unit may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Unit in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Unit may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Unit may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Unit. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Units. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)      both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Unit in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)      both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Unit in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Unit shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Units be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Unit prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Units contained in this Indenture and the Units, the Trustee shall adjust the principal amount of the relevant Global Units pursuant to Section 2.06(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Unit. A beneficial interest in any Restricted Global Unit may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Unit if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)      if the transferee will take delivery in the form of a beneficial interest in the 144A Global Unit, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)      if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Unit or the Regulation S Permanent Global Unit, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)      if the transferee will take delivery in the form of a beneficial interest in the IAI Global Unit, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Unit for Beneficial Interests in an Unrestricted Global Unit. A beneficial interest in any Restricted Global Unit may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Unit or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Unit if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Unit proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Unit, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Unit proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Unit, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the applicable Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Unit has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Units in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Unit cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Unit.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Units.

(1)           Beneficial Interests in Restricted Global Units to Restricted Definitive Units. If any holder of a beneficial interest in a Restricted Global Unit proposes to exchange such beneficial interest for a Restricted Definitive Unit or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Unit, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Unit proposes to exchange such beneficial interest for a Restricted Definitive Unit, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Unit to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Unit in the appropriate principal amount. Any Definitive Unit issued in exchange for a beneficial interest in a Restricted Global Unit pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Units to the Persons in whose names such Units are so registered. Each Issuer shall promptly deliver to the Trustee a supply of Definitive Units to enable the Registrar to deliver the Definitive Units contemplated by this Section 2.06(c)(1). Any Definitive Unit issued in exchange for a beneficial interest in a Restricted Global Unit pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Regulation S Temporary Global Unit to Definitive Units.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Unit may not be exchanged for a Definitive Unit or transferred to a Person who takes delivery thereof in the form of a Definitive Unit prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)           Beneficial Interests in Restricted Global Units to Unrestricted Definitive Units. A holder of a beneficial interest in a Restricted Global Unit may exchange such beneficial interest for an Unrestricted Definitive

Unit or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Unit only if the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Unit proposes to exchange such beneficial interest for an Unrestricted Definitive Unit, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Unit proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Unit, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the applicable Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Each Issuer shall promptly deliver to the Trustee a supply of Definitive Units to enable the Registrar to deliver the Definitive Units contemplated by this Section 2.06(c)(2).

(4)           Beneficial Interests in Unrestricted Global Units to Unrestricted Definitive Units. If any holder of a beneficial interest in an Unrestricted Global Unit proposes to exchange such beneficial interest for a Definitive Unit or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Unit, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the amount of Units or the aggregate principal amount of Notes, as the case may be, of the applicable Global Unit to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Unit in the appropriate principal amount. Any Definitive Unit issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Units to the Persons in whose names such Units are so registered. Any Definitive Unit issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend. Each Issuer shall promptly deliver to the Trustee a supply of Definitive Units to enable the Registrar to deliver the Definitive Units contemplated by this Section 2.06(c)(3).

(d)           Transfer and Exchange of Definitive Units for Beneficial Interests.

(1)           Restricted Definitive Units to Beneficial Interests in Restricted Global Units. If any Holder of a Restricted Definitive Unit proposes to exchange such Unit for a beneficial interest in a Restricted Global Unit or to transfer such Restricted Definitive Units to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Unit, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Unit proposes to exchange such Unit for a beneficial interest in a Restricted Global Unit, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Unit is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Unit is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Unit is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)           if such Restricted Definitive Unit is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, the Trustee will cancel the Restricted Definitive Unit, increase or cause to be increased the amount of or aggregate principal amount of (as the case may be), in the case of clause (A) above, the appropriate Restricted Global Unit, in the case of clause (B) above, the 144A Global Unit, in the case of clause (C) above, the Regulation S Global Unit, and in the case of clauses (D) and (E) above, the IAI Global Unit.

(2)           Restricted Definitive Units to Beneficial Interests in Unrestricted Global Units. A Holder of a Restricted Definitive Unit may exchange such Unit for a beneficial interest in an Unrestricted Global Unit or transfer such Restricted Definitive Unit to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Unit only if the Registrar receives the following:

(i)            if the Holder of such Definitive Units proposes to exchange such Unit for a beneficial interest in the Unrestricted Global Unit, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Units proposes to transfer such Unit to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Unit, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the applicable Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Units and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Unit.

(3)           Unrestricted Definitive Units to Beneficial Interests in Unrestricted Global Units. A Holder of an Unrestricted Definitive Unit may exchange such Unit for a beneficial interest in an Unrestricted Global Unit or transfer such Definitive Units to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Unit at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Unit and increase or cause to be increased the amount or the aggregate principal amount, as the case may be, of one of the Unrestricted Global Units.

If any such exchange or transfer from a Definitive Unit to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Unit has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Units in the aggregate principal amount equal to the principal amount of Definitive Units so transferred.

(e)           Transfer and Exchange of Definitive Units for Definitive Units. Upon request by a Holder of Definitive Units and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Units. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Units duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Units to Restricted Definitive Units. Any Restricted Definitive Unit may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Unit if the Registrar receives the following:

(A)      if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)      if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)      if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Units to Unrestricted Definitive Units. Any Restricted Definitive Unit may be exchanged by the Holder thereof for an Unrestricted Definitive Unit or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Unit if the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Units proposes to exchange such Units for an Unrestricted Definitive Unit, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Units proposes to transfer such Units to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Unit, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the applicable Issuer so requests, an Opinion of Counsel in form reasonably acceptable to such Issuer, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Units to Unrestricted Definitive Units. A Holder of Unrestricted Definitive Units may transfer such Units to a Person who takes delivery thereof in the form of an Unrestricted Definitive Unit. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Units pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends will appear on the face of the applicable Global Units and Definitive Units issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Unit and each Definitive Unit (and all Units issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUERS, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

(B)           Notwithstanding the foregoing, any Global Unit or Definitive Unit issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Units issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Unit Legend. Each Global Unit will bear a legend in substantially the following form:

“THIS GLOBAL UNIT IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL UNIT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL UNIT MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL UNIT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW

YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)          Regulation S Temporary Global Unit Legend.  The Regulation S Temporary Global Unit will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL UNIT, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED UNITS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL UNIT SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.  THIS REGULATION S TEMPORARY GLOBAL UNIT SHALL BECOME THE PERMANENT REGULATION S GLOBAL UNIT AFTER EXPIRATION OF THE RESTRICTED PERIOD.”

(4)           Unit Legend. The Units will bear the following legend (the “Unit Legend”) on the face thereof:

“THE NOTES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $218.75 PRINCIPAL AMOUNT OF THE U.S. NOTES AND $781.25 PRINCIPAL AMOUNT OF THE CANADIAN NOTES (TOGETHER, THE “NOTES”). THE NOTES MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE OTHER NOTES THAT ARE PART OF THE UNIT.”

(g)           Cancellation and/or Adjustment of Global Units. At such time as all beneficial interests in a particular Global Unit have been exchanged for Definitive Units or a particular Global Unit has been redeemed, repurchased or canceled in whole and not in part, each such Global Unit will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Unit or for Definitive Units, the amount of Units or the principal amount of Notes represented by such Global Unit, as the case may be, will be reduced accordingly and an endorsement will be made on such Global Unit by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Unit, such other Global Unit will be increased accordingly and an endorsement will be made on such Global Unit by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. At any time prior to such cancellation, if any beneficial interest in a Definitive Unit is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in a Global Unit, the principal amount of Units (and the corresponding amount of Notes) represented by such Global Unit, as the case may be, will be increased accordingly and an endorsement will be made on such Global Unit by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Units upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Unit or to a Holder of a Definitive Unit for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.10, 4.15 and 9.04 hereof).

(3)           All Global Units and Definitive Units issued upon any registration of transfer or exchange of Global Units or Definitive Units will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Units or Definitive Units surrendered upon such registration of transfer or exchange.

(4)           Neither the Registrar nor the Issuers will be required:

(A)          to issue, to register the transfer of or to exchange any Units during a period beginning at the opening of business fifteen (15) days before the day of any selection of Units for redemption under Section 3.03 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Unit selected for redemption in whole or in part, except the unredeemed portion of any Unit being redeemed in part; or

(C)           to register the transfer of or to exchange a Unit between a record date and the next succeeding interest payment date.

(5)           Prior to due presentment for the registration of a transfer of any Unit, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Unit is registered as the absolute owner of such Unit for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Units and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6)           The Trustee will authenticate Global Units and Definitive Units in accordance with the provisions of Section 2.02 hereof.

(7)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners in any Global Unit) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06 (including all Units received for transfer pursuant to this Section 2.06). The Issuers shall have the right to require the Trustee to deliver to the Issuers, at their expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

In connection with any transfer of any Unit, the Trustee and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Unit, or otherwise) received from any Holder and any transferee of any Unit regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Unit and any other facts and circumstances related to such transfer.

Section 2.07           Replacement Units.

If any mutilated Units are surrendered to the Trustee or the Issuers or if the Holder of a Unit claims that the Unit has been lost, destroyed or wrongfully taken, the applicable Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Unit if the Holder satisfies any reasonable requirements of the Trustee and the Issuers. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Unit is replaced. The Issuers and the Trustee may charge the Holders for each of its expenses in replacing a Unit.

In case any such mutilated, destroyed, lost, or stolen Unit has become or is about to become due and payable, the applicable Issuer in its sole discretion may, instead of issuing a new Unit, pay such Unit.

Upon the issuance of any new Unit under this Section 2.07, the applicable Issuer may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Unit issued pursuant to this Section 2.07 in exchange for any mutilated Unit or in lieu of any destroyed, lost, or stolen Unit will constitute an original additional contractual obligation of the applicable Issuer, whether or not the mutilated, destroyed, lost, or stolen Unit shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Units duly issued hereunder.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Units.

Section 2.08           Outstanding Units.

The Units (and the Notes comprising such Units) outstanding at any time are all the Units and Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Unit effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Unit does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Unit; however, Units held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01(a) hereof.

If a Unit is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Unit is held by a protected purchaser. A mutilated Unit ceases to be outstanding upon surrender of such Unit and replacement thereof pursuant to Section 2.07 hereof. If the principal amount of any Unit (or the corresponding amount of any Note comprising such Unit) is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Units payable on that date, then on and after that date such Units will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09           Treasury Units.

In determining whether the Holders of the required principal amount of Units have concurred in any direction, waiver or consent, Units owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Units that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10           Temporary Units.

Until certificates representing Units are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Units (and Notes comprising such Units). Temporary Units will be substantially in the form of certificated Units but may have variations that the Issuers consider appropriate for temporary Units and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Units (and Notes comprising such Units) in exchange for temporary Notes and Units, respectively.

Holders of temporary Units will be entitled to all of the benefits of this Indenture.

Section 2.11           Cancellation.

The Issuers at any time may deliver Units to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Units surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Units surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Trustee shall dispose of all cancelled Units in accordance with its customary procedures and shall deliver a certificate of disposition to the applicable Issuer upon written request therefor. Subject to Section 2.07 hereof, the Issuers may not issue new Units to replace Units that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12           Defaulted Interest.

If an Issuer defaults in a payment of interest on the Units, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Unit and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13           Issuance of Additional Units.

The Issuers shall be entitled, from time to time, subject to its compliance with Section 4.09 and Section 4.12 hereof, without consent of the Holders, to issue Additional Units under this Indenture with identical terms as the Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date, initial interest accrual date and initial interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Units and any Notes issued as Additional Units shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Units, the Issuers shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of each of the Issuers, copies of which shall be delivered to the Trustee, the following information:

(1)           The aggregate principal amount of Units and the aggregate principal amount of Notes constituting Additional Units to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price, the issue date and the CUSIP number of such Additional Units.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01           Redemption.

(a)           Optional Redemption Upon an Equity Offering. At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under this Indenture as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 108.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of one or more Equity Offerings; provided that:

(1)           at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)           the redemption occurs within ninety (90) days of the date of the closing of such Equity Offering.

(b)           Optional Redemption Prior to March 15, 2014. At any time prior to March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)           Optional Redemption On or After March 15, 2014.

On or after March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than ten (10) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	104.438%
2015	102.219%
2016 and thereafter	100.000%

Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)           Redemption for Changes in Withholding Taxes. If, as a result of:

(a)           any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(b)           any amendment to, or change in, the official application, official interpretation, official administration or official assessing practices of the laws, regulations or rulings of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), an Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts or indemnification payments as described in Section 4.19 hereof with respect to the Relevant Taxing Jurisdiction, then the Issuers may redeem all, but not less than all, of the Units, at any time thereafter, upon not less than thirty (30)  nor more than sixty (60) days’ notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.  Prior to the giving of any notice of redemption described in this Section 3.01(d), an Issuer will deliver to the Trustee:

(i) an Officers’ Certificate stating that the Issuer in its reasonable judgment has determined that  the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by such Issuer’s taking reasonable measures available to it; and

(ii) a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official application, official interpretation, official administration or official assessing practices described above.

(e)           Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(f)            Any redemption pursuant to this Section 3.01 shall include the U.S. Notes and the Canadian Notes on a pro rata basis and be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

Section 3.02           Notices to Trustee.

If the Issuers jointly elect to redeem Notes as Units pursuant to Section 3.01 hereof, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and the paragraph of the Notes pursuant to which the redemption will occur. The Issuers shall give such notice to the Trustee at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01 hereof unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Issuers to the effect that such redemption will comply with the provisions herein. Such Officers’ Certificate shall also state that all conditions precedent, if any, provided for herein to such redemption have been complied with.

Section 3.03           Selection of Notes as Units to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or repurchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as Units on a pro rata basis (provided that, in the case of Notes issued in global form pursuant to Article 2 hereof, the Depositary may select interests in the Notes for redemption or purchase pursuant to its applicable procedures) unless otherwise required by law or applicable stock exchange or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption or purchase. Units consisting of Notes having an aggregate principal amount in excess of $2,000 may be redeemed or purchased in part but only in whole multiples of $1,000, except that if all of the Units or Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes or Units held by such Holder shall be redeemed or purchased. In connection with any pro rata selection of Notes for purchase or redemption, the Trustee may make such adjustments downward or upward (by not more than $1,000) so that Notes shall only be redeemed or purchased in authorized denominations.

If any Note as a Unit is to be redeemed or purchased in part only, the notice relating to such Note as a Unit shall state the portion of the principal amount thereof to be redeemed or purchased. A new Unit (and corresponding Notes) in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Units (and corresponding Notes). Provisions of this Indenture that apply to Notes as Units called for redemption or purchase also apply to portions of Notes as Units called for redemption or purchase. The Trustee shall notify the Issuers promptly of the Notes as Units or portions of Notes as Units to be redeemed or purchased.

Section 3.04           Notice of Redemption.

At least thirty (30) days, or at least ten (10) days in the case of any redemption pursuant to Section 3.01(c) hereof, but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail or, in the case of Notes held as Units in book-entry form, by electronic transmission in accordance with the customary practices of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes as Units to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price (or if not then ascertainable, the manner of calculation thereof);

(3)           if any Note as a Unit is being redeemed in part, the portion of the principal amount of such Note as a Unit to be redeemed and that, after the redemption date upon surrender of such Unit (and corresponding Notes), a new Unit or Units (and corresponding Notes) in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Unit (and corresponding Note);

(4)           the name and address of the Paying Agent;

(5)           that Notes as Units called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Company defaults in making such redemption payment, interest on Notes as Units called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraphs of the Notes and/or Section of this Indenture pursuant to which the Notes as Units called for redemption are being redeemed;

(8)           the CUSIP number, if any, printed on the Units being redeemed; and

(9)           that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Units being redeemed.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that such request by the Issuers to the Trustee is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice to the Holders whose Notes as Units are to be redeemed. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.04.

Section 3.05           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Notes as Units called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06           Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption date or Purchase Date, the Issuers shall deposit with the Trustee or Paying Agent (or, if the Issuers or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of and accrued interest (if any) on all Units (and corresponding Notes) or portions thereof to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Units (and corresponding Notes) to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Units (and corresponding Notes) or the portions of thereof called for redemption or purchase. If a Unit (and corresponding Notes) are redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Unit was registered at the close of business on such record date. If any Unit (and corresponding Notes) called for redemption or purchase are not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the corresponding Notes and in Section 4.01 hereof.

Section 3.07           Notes Redeemed or Purchased in Part.

Upon surrender of a Unit (and corresponding Notes) that are redeemed or purchased in part (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Units (and corresponding Notes) without service charge, a new Unit or Units (and corresponding Notes) of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Unit (and corresponding Notes) so surrendered, except that if a Global Unit is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Unit, without service charge, a new Global Unit in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Unit so surrendered.

Section 3.08           Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence a joint offer to all Holders to purchase Notes as Units (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes as Units or, if less than the Offer Amount has been tendered, all Notes as Units and other Indebtedness tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Unit is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes as Units pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Issuers default in making such payment, any Unit (and corresponding Notes) accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note as a Unit purchased pursuant to an Asset Sale Offer may elect to have Notes as Units purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6)           that Holders electing to have Notes as a Unit purchased pursuant to any Asset Sale Offer will be required to surrender the Notes as Units, with the form entitled “Option of Holder to Elect Purchase” attached to the Units completed, or transfer a beneficial interest in the Notes as Units by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Unit (and corresponding Notes) the Holder delivered for purchase , the serial number of such Unit if held in definitive form, and a statement that such Holder is withdrawing his election to have such Notes as Units purchased;

(8)           that, if the aggregate principal amount of Units (and corresponding Notes) surrendered by holders thereof exceeds the Offer Amount, the Company will select the Unit (and corresponding Notes) to be purchased on a pro rata basis based on the principal amount of Units (and corresponding Notes); and

(9)           that Holders whose Units (and corresponding Notes) were purchased only in part will be issued new Units (and corresponding Notes) equal in principal amount to the unpurchased portion of the Units (and corresponding Notes) surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes as Units or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes as Units tendered, and will deliver or cause to be delivered to the Trustee the Units (and corresponding Notes) properly accepted together with an Officers’ Certificate of the applicable Issuer stating that such Units (and corresponding Notes) or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes as Units tendered by such Holder and accepted by the Issuers for purchase. Upon surrender of a Unit (and corresponding Notes) that are purchased in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Unit (and corresponding Notes) without service charge, a new Unit or Units (and corresponding Notes) of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Notes as Units so surrendered, except that if a Global Unit is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Unit, without service charge, a new Global Unit in denomination equal to and in exchange for the unpurchased portion of the principal of the Global Unit so surrendered. Any Units (and corresponding Notes) not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will announce the results of the Asset Sale Offer to the Holders on the Purchase Date.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.03, 3.06 and 3.07 hereof.

ARTICLE 4
COVENANTS

Section 4.01           Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, or premium or interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02           Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03           Reports.

(a)           So long as any Notes are outstanding, the Company shall furnish to the Trustee:

(1)           within ninety (90) days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Adjusted EBITDA of the Company (as described in the Offering Memorandum under the caption “Summary—Non-GAAP Financial Measure”) consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements;

(2)           within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of Adjusted EBITDA of the Company (as described in the Offering Memorandum under the caption “Summary—Non-GAAP Financial Measure”) consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements; and

(3)           within ten (10) Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC; provided, however, the Company shall not be required to comply with Rule 3-05 of Regulation S-X if the Company determines in its good faith judgment that such event giving rise to the application of Rule 3-05 is not material to the Holders or the business, assets, operations or financial positions of the Company and its Restricted Subsidiaries, taken as a whole.  The availability of any of the foregoing reports (or equivalent information in a registration statement on Form S-1 or other form or report) on the SEC’s EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy the Company’s delivery obligations with respect thereto.

(b)           At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by paragraph (a) of this Section 4.03 will include (or the Company will separately furnish to the Trustee) a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)           So long as any Notes are outstanding, (1) within ten (10) Business Days after furnishing to the Trustee annual reports required by paragraph (a)(1) of this Section 4.03 (or within ten (10) Business Days after such reports becoming available on the SEC’s EDGAR filing system (or other successor electronic filing system)), hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (2) if reports required by paragraphs (a)(1), (a)(2) and (a)(3) of this Section 4.03 are not available on the SEC’s EDGAR filing system (or other successor electronic filing system), the Company will also maintain a password protected website via an Intralinks site or other similar password protected website to which Holders and prospective purchasers of Notes are given access upon request to the Company and to which all of the reports required by this Section 4.03 are posted.

(d)           In addition, the Company shall furnish to Holders and prospective purchasers of Notes designated by Holders, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(e)           Notwithstanding anything herein to the contrary, for purposes of Section 6.01(4) hereof, (1) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(1) of this Section 4.03 until fifteen (15) days after the date any financial statements or reports thereunder are due, and (2) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(2) of this Section 4.03 until five (5) days after the date any financial statements or reports thereunder are due.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04           Compliance Certificate.

(a)           Each Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2010, an Officers’ Certificate stating that a review of the activities of each Issuer during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that an Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           So long as any of the Notes are outstanding, an Issuer will deliver to the Trustee, as promptly as practicable upon any Officer of such Issuer becoming aware of any Default or Event of Default with respect to such Issuer’s Notes, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05           Taxes and Tax Treatment of Units.

(a)           The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except any such taxes that are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(b)           Each Issuer, and by its acceptance of the Units and/or the Notes, each Holder, hereby agrees (i) to treat the Units as separate indebtedness of the U.S. Issuers and the Canadian Issuers for U.S. and Canadian federal income tax purposes, (ii) to treat the acquisition of a Unit as the acquisition of a U.S. Note and Canadian Note which are represented by the Unit and to allocate the purchase price of the Unit between the U.S. Note and Canadian Note in the proportions 21.875% and 78.125%, respectively and (iii) that the Company and each Holder will not take any position on a tax return inconsistent with (i) and (ii), unless required by applicable law.

Section 4.06           Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Restricted Payments.

(a)           General.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of such Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving such Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of such Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Company or payable to such Company or a Restricted Subsidiary of the Company);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving such Company) any Equity Interests of such Company or any direct or indirect parent of such Company;

(3)           make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or the Note Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), in each case prior to any scheduled sinking fund payment, principal installment or Stated Maturity thereof (other than (x) Indebtedness permitted under clauses (6) and (12) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition or retirement of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of the purchase, repurchase, acquisition or retirement); or

(4)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to the Company or a Restricted Subsidiary), (5), (6), (7), (11) and (12) of Section 4.07(c) hereof), is less than the sum, without duplication, of:

(a)           50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing January 1, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)           100% of the aggregate net cash proceeds and the Fair Market Value of property, assets or marketable securities received by the Company (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock) since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (in each case other than Equity Interests (or Disqualified Stock or debt securities sold to a Restricted Subsidiary of the Company), plus

(c)           to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d)           to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of such Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b)           After a Qualified MLP IPO.  Upon the completion of a Qualified MLP IPO (the date of such completion, the “IPO Date”), the Company and its Restricted Subsidiaries will no longer be subject to the foregoing Section 4.07(a) and the Company and its Restricted Subsidiaries will be subject to this Section 4.07(b) from and after the IPO Date.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1)           if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to the Company or a Restricted Subsidiary), (5), (6), (7) and (11) (to the extent, in the case of clause (11), not comprised of Cash or Cash Equivalents) of Section 4.07(c) hereof) from the date of the completion of a Qualified MLP IPO, is less than the sum, without duplication, of:

(a)           Operating Surplus calculated as of the end of the Company’s preceding fiscal quarter, plus

(b)           to the extent not included in the calculation of Operating Surplus calculated as of the end of the Company’s preceding fiscal quarter, 100% of the aggregate net cash proceeds received by the Company (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Companies that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(c)           to the extent not included in the calculation of Operating Surplus calculated as of the end of the Company’s preceding fiscal quarter, to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d)           to the extent not included in the calculation of Operating Surplus calculated as of the end of the Company’s preceding fiscal quarter, the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the date of this Indenture (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)           the aggregate amount of Incremental Funds previously expended pursuant to Section 4.07(a), this clause (1) and clause (2) below; or

(2)           if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to the Company or a Restricted Subsidiary), (5), (6), (7) and (11) (to the extent, in the case of clause (11), not comprised of Cash or Cash Equivalents) of Section 4.07(c) hereof) from the date of completion of a Qualified MLP IPO (such Restricted Payments for purposes of this clause (2) meaning only distributions in respect of the MLP’s Capital Stock), is less than the sum, without duplication, of:

(a)           $75.0 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the date of this Indenture, plus

(b)           Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

(c)           Permitted Payments.  The preceding provisions of Sections 4.07(a) and 4.07(b) will not prohibit:

(1)           the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of its declaration or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)           the making of any Restricted Payment out of the net cash proceeds of a substantially concurrent (a) capital contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will, to the extent included therein, be excluded or deducted from (i) clause (3)(b) of the final paragraph of Section 4.07(a) hereof or (ii) the calculation of Operating Surplus and Incremental Funds, as applicable;

(3)           the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company, an Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)           the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)           so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any Affiliate of the Company pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests of the Company to members of management or directors of the Company or its Affiliates that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) or (2)(b) of the preceding paragraph, plus (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of this Indenture;

(6)           the payment, at any time prior to the consummation of the initial public offering of Equity Interests of the Company, of tax distributions in accordance with the terms of, and in an amount not to exceed that required by, the Operating Agreement in effect as of the date of this Indenture;

(7)           so long as no Default (except a Reporting Default) has occurred or is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of this Indenture not to exceed $75.0 million;

(8)           so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Stock issued pursuant to Section 4.09 hereof;

(9)           repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or convertible securities;

(10)         cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Capital Stock of the MLP;

(11)         any Restricted Payment made in connection with or as a result of MLP Formation Transactions; provided that the amount of Incremental Funds shall be reduced by the amount any distribution described in clause (iii) of the definition of MLP Formation Transactions; or

(12)         the payment of distributions to the Sponsors of up to $125 million from borrowings under the Credit Agreement.

(d)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $30.0 million, by an officer of the Company and, in the case of amounts over $30.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12) of Section 4.07(c) hereof, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08           Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           However, the preceding restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Indenture as determined in good faith by the Company;

(2)           this Indenture, the Notes and the Note Guarantees;

(3)           agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees as determined in good faith by the Company;

(4)           applicable law, rule, regulation or order;

(5)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition as determined in good faith by the Company;

(6)           customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, sublicenses, leases or subleases, in each case entered into in the ordinary course of business and consistent with past practices;

(7)           Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding Section 4.08(a);

(8)           any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)         Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)         provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12)         any agreement or instrument relating to any property or assets acquired after the date of this Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(13)         restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14)         encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that any such encumbrance or restriction will not materially affect any Issuer’s ability to make principal or interest payments on the Notes; and

(15)         restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Section 4.09           Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that each Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Stock described in clause (12) below:

(1)           the incurrence by any Issuer or any Restricted Subsidiary of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (i) the Borrowing Base or (ii) $550 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility which result in a corresponding commitment reduction thereunder;

(2)           the incurrence by any Company or its Restricted Subsidiaries of the Existing Indebtedness;

(3)           the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes issued and sold in this offering and the related Note Guarantees;

(4)           the incurrence by any Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or a Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance or replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million or (b) 2.5% of the Consolidated Net Tangible Assets of the Company;

(5)           the incurrence by any Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred under Section 4.09(a) above or clause (2), (3) or (13) of this Section 4.09(b) or this clause (5);

(6)           the incurrence by any Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Company’s Restricted Subsidiaries; provided, however, that:

(a)           if an Issuer is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither an Issuer nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes Guarantee of such Guarantor; and

(b)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the incurrence by any Company or any of its Restricted Subsidiaries of Hedging Obligations;

(8)           the guarantee by any Issuer or any Restricted Subsidiary of Indebtedness of an Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

(9)           the incurrence by any Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)         the incurrence by any Company or any of its Restricted Subsidiaries of Permitted Hedged Inventory Obligations and Permitted Operating Obligations;

(11)         the incurrence by any Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(12)         the issuance by any Restricted Subsidiary of the Company to the Company or to any Restricted Subsidiary of the Company of any Disqualified Stock; provided, however, that:

(a)           any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)           any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (12);

(13)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished;

(14)         Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(15)         Indebtedness arising from indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(16)         Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business of the Company and any Restricted Subsidiary with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and any Restricted Subsidiary;

(17)         Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums, in each case, in the ordinary course of business;

(18)         the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in Section 5.01(a)(4);

(19)         the incurrence by the Company or any of its Restricted Subsidiaries of Contribution Indebtedness;

(20)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with MLP Formation Transactions to the extent such Indebtedness is extinguished in connection with the proceeds from a Qualified MLP IPO; and

(21)         the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed the greater of (a) $50.0 million or (b) 4% of the Consolidated Net Tangible Assets of the Company.

(c)           For purposes of determining compliance with this Section 4.09 and Section 4.12 hereof, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09.  Any Indebtedness under Credit Facilities on the date of this Indenture shall be considered incurred under Section 4.09(b)(1) above.

(d)           The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.  For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10           Asset Sales.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           such Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by such Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases such Company or such Restricted Subsidiary from or indemnifies against further liability;

(b)           any securities, notes or other obligations received by such Company or any such Restricted Subsidiary from such transferee that are converted by such Company or such Restricted Subsidiary into cash within 120 days after such Asset Sale, to the extent of the cash received in that conversion;

(c)           any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated

Non-cash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than $5.0 million; and

(d)           any property, stock or assets of the kind referred to in clauses (1), (3) or (4) of Section 4.10(b) hereof.

(b)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds, at its option:

(1)           to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of the Company);

(2)           to repay Indebtedness that is secured by a Permitted Lien on any assets that were sold in such Asset Sale;

(3)           to make a capital expenditure;

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(5)           in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of the Company or any Restricted Subsidiary that is not contractually subordinated in right of payment to the Notes; or

(6)           any combination of the foregoing clauses (1) through (5).

(c)           In the case of clauses (1), (3) and (4) of Section 4.10(b) hereof, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations in Section 4.10(b) hereof if it enters into a binding commitment to acquire such assets or Capital Stock or make such capital expenditure prior to 365 days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition or expenditure is completed within 180 days following the expiration of the aforementioned 365-day period.  If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by paragraphs (a) or (b) of this Section 4.10 on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

(d)           Pending the final application of any Net Proceeds of an Asset Sale, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (b) and (c) of this Section 4.10 will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25.0 million, within forty-five (45) days thereof, the Issuers will make a joint offer (an “Asset Sale Offer”) to all holders of Notes and all holders of other Indebtedness ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.08 hereof to purchase, prepay or redeem the maximum principal amount of Notes as Units and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this

Indenture.  If the aggregate principal amount of Notes as Units and other pari passu Indebtedness tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes as Units and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f)                                    The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of Section 3.08 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11           Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (other than transactions with entities on an arms-length basis existing on the date of this Indenture) (each, an “Affiliate Transaction”), involving aggregate payments or consideration in excess of $500,000 for any Affiliate Transaction or in excess of $2.5 million per year for all Affiliate Transactions unless:

(1)                                  the Affiliate Transaction is on terms that are no less favorable to such Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                  such Company delivers to the Trustee:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of such Company set forth in an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of such Company; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million (other than a Development Project Acquisition), an opinion as to the fairness to such Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)                                  any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto;

(2)                                  transactions between or among the Company and/or the Company’s Restricted Subsidiaries;

(3)                                  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                  payment of reasonable and customary compensation (including bonuses) fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)                                  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)                                  Permitted Investments and Restricted Payments that do not violate Section 4.07 hereof;

(7)                                  loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(8)                                  transactions relating to the purchase or sale of Hydrocarbons, the lease of storage capacity or the transportation of Hydrocarbons, in each case with investors in the Company or its Affiliates entered into in the ordinary course of business consistent with past practice;

(9)                                  all transactions described under the “Certain Relationships and Related Party Transactions” section of the Offering Memorandum and MLP Formation Transactions; and

(10)                            the payments to Affiliates made in accordance with the terms of, and in an amount not to exceed that required by, the Operating Agreement in effect as of the date of this Indenture.

Section 4.12           Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Note Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or such Note Guarantee, as the case may be) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13           Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14           Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                  its corporate, partnership or other existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)                                  the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15           Offer to Repurchase Upon Change of Control.

(a)                                  If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes as Units pursuant to this Section 4.15 (a “Change of Control Offer”).  Any such repurchase of the Notes shall include the U.S. Notes and the Canadian Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase.  In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased as Units, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within thirty (30) days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  that any Unit (and corresponding Notes) not tendered will continue to accrue interest;

(4)                                  that, unless the Issuers default in the payment of the Change of Control Payment, any Units (and corresponding Notes) accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have any Notes as Units purchased pursuant to a Change of Control Offer will be required to surrender the Units (and corresponding Notes), with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Units by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Units (and corresponding Notes) delivered for purchase, the serial number for Units held in definitive form and a statement that such Holder is withdrawing his election to have the Notes purchased as Units; and

(7)                                  that Holders whose Units (and corresponding Notes) are being purchased only in part will be issued new Units (and corresponding Notes) equal in principal amount to the unpurchased portion of the Units (and corresponding Notes) surrendered, which unpurchased portion, must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Issuers will jointly, to the extent lawful:

(1)                                  accept for payment all Notes or portions of Notes properly tendered as Units pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered as Units; and

(3)                                  deliver or cause to be delivered to the Trustee the Units (and corresponding Notes) properly accepted together with an Officers’ Certificate of each Issuer stating the aggregate principal amount of Notes or portions of Notes as Units being purchased by the Issuers.

(c)                                  The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Units (and corresponding Notes), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Unit (and corresponding Notes) equal in principal amount to any unpurchased portion of the Units (and corresponding Notes) surrendered, if any.  The Issuers will jointly announce the results of the Change of Control Offer to the Holders on or as soon as practicable after the Change of Control Payment Date.

(d)                                 The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.01(a) through 3.01(c) hereof unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer by an Issuer or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16           Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17           Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) after the date of this Indenture, then that Subsidiary will become a Guarantor of the Notes and execute a supplemental indenture in substantially the form attached as Exhibit F to this Indenture and deliver an Opinion of Counsel satisfactory to the Trustee within thirty (30) business days of the date on which it was acquired or created.

Section 4.18           Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary (other than an Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by such Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company

may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19           Additional Amounts.

(a)                                  All payments made by or on behalf of an Issuer or any Guarantor (each a “Payor”) under or with respect to the Notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other similar liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which such Payor is organized, resident or doing business for tax purposes or from or through which such Payor (or its agents) makes any payment on the Notes or any Note Guarantee or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.  If a Payor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or any Note Guarantee, such Payor, subject to the exceptions stated below, will pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amount received in respect of such payment by each holder after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the holder would have received if such Taxes had not been required to be so withheld or deducted.

(b)                                 A Payor will not, however, pay Additional Amounts to a holder or beneficial owner of Notes:

(i)                                     with which the Payor does not deal at arm’s length (for the purpose of the Income Tax Act (Canada)) at the time of making such payment,

(ii)                                  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the existence of any present or former connection between a Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in , such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of , or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction other than any connection resulting solely from the acquisition, ownership, or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes or any Note Guarantee);

(iii)                               to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the holder or beneficial owner of Notes, to the extent such holder or beneficial owner is legally eligible to do so, to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm’s length-relationship with the Payor and the holder or beneficial owner or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if (a) such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction) and (b) the Payor has provided the Trustee with 30 days’ prior written notice of such requirement;

(iv)                              with respect to any estate, inheritance, gift, sales or any similar Taxes;

(v)                                 if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note;

(vi)                              to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(vii)                           with respect to any Tax imposed or levied by, or on behalf of, the United States of America or any State thereof or the District of Columbia (or any political subdivision of any of the foregoing);

(viii)                        with respect to any Taxes imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income which was adopted by the ECOFIN Council (the Council of the EU Finance and Economic Ministers), or any law implementing or complying with, or introduced to conform to, such directive, or pursuant to related measures entered into on a reciprocal basis between member states of the European Union and certain non-European countries and dependent or associated territories;

(ix)                                with respect to any Tax which is payable otherwise than by withholding from payments on or in respect of the Notes or any Note Guarantee; or

(x)                                   any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of this Section 4.19(b).

(c)                                  At least 30 calendar days prior to each date on which any payment under or with respect to the Notes or any Note Guarantee is due and payable, if a Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date.  The Payor will promptly publish a notice in accordance with the provisions set forth in Section 13.01 hereof stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

(d)                                 The Payors, jointly and severally, will indemnify and hold harmless the holders of Notes, and, upon written request of any Holder, reimburse such holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such holder in connection with payments made under or with respect to the Notes held by such holder or under any Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/ or (ii) had not been imposed, provided, however, that the indemnification or reimbursement obligations provided for in this Section 4.19(d) shall not extend to Taxes for which the holder of the Notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (b)(i) through (b)(x) above or to the extent such holder received Additional Amounts with respect to such payments.

(e)                                  In addition, the Payor will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of the Notes, any Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction as a result of, or in connection with, any payments made pursuant to the Notes or any Note Guarantee and/or the enforcement of the Notes or any Note Guarantee and/or any other such document or instrument.

(f)                                    The obligations described in this Section 4.19 will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.  Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Section 4.20           Changes in Covenants When Notes Rated Investment Grade.

(a)                                  If at any time the Notes are assigned an Investment Grade Rating by both Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture described in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.18 and 5.01(a)(4)(i) hereof (collectively the “Suspended Covenants”).

(b)                                 If at any time the Company and its Restricted Subsidiaries are not subject to Suspended Covenants pursuant to Section 4.20(a), the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of Unrestricted Subsidiary.

(c)                                  If either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both Rating Agencies, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”).

(d)                                 Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of Section 4.07 hereof as though such Section had been in effect during the entire period of time from which the Notes are issued.

ARTICLE 5
SUCCESSORS

Section 5.01           Merger, Consolidation or Sale of Assets.

(a)                                  The Company will not, and will not permit an Issuer to, directly or indirectly:  (1) consolidate, merge or amalgamate with or into another Person (whether or not the Company or such Issuer is the surviving entity), or (2) sell, assign, transfer, convey or otherwise dispose of (or permit their Restricted Subsidiaries to sell, assign, transfer, convey or otherwise dispose of) all or substantially all of the properties or assets of the Company and their Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                  either:  (a) the Company or such Issuer, as applicable, is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or an Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United

States or the District of Columbia or Canada or any political subdivision thereof; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)                                  the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company or such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Issuer, as applicable, under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default or Event of Default exists; and

(4)                                  the Company, such Issuer or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company or an Issuer, or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) have a Fixed Charge Coverage Ratio that is equal to or less than the Fixed Charge Coverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition.

(b)                                 This Section 5.01 shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Company’s Restricted Subsidiaries.  Clauses (3) and (4) of Section 5.01(a) hereof will not apply to any merger, consolidation or amalgamation of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.  The Company or Issuer shall be deemed to be the surviving entity in the event of an amalgamation of either that is governed by the laws of Canada or a province thereof.

Section 5.02           Successor Substituted.

Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or an Issuer in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or such Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or such “Issuer” shall refer instead to the successor Person and not to the Company or such Issuer, as applicable), and may exercise every right and power of the Company or such Issuer under this Indenture with the same effect as if such successor Person had been named as the Company or such Issuer herein; provided, however, that the predecessor of the Company or such Issuer shall not be relieved from the obligation to pay the principal of, or premium or interest, if any, on the Notes except in the case of a sale of all of the Company’s or such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

Each of the following is an “Event of Default”:

(1)                                  default for thirty (30) days in the payment when due of interest on the Notes;

(2)                                  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)                                  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof;

(4)                                  failure by the Company or any of its Restricted Subsidiaries for sixty (60) days (or such greater period as specified in this Indenture) after notice of breach or default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Units then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)                 is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                   results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of an amount equal to 2.0% of the Company’s Consolidated Net Tangible Assets;

(6)                                  failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than those covered by insurance for which the insurer has not disclaimed liability) entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to 2.0% of the Company’s Consolidated Net Tangible Assets, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                  except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture); and

(8)                                  the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a custodian, receiver, receiver manager, interim receiver or sequestrator of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                 generally is not paying its debts as they become due; or

(9)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                                appoints a custodian, receiver, receiver manager, interim receiver or sequestrator of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)                                orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for sixty (60) consecutive days.

Section 6.02           Acceleration.

(a)                                  In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b)                                 In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness under clause (5) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) remedies have not been taken with respect to collateral securing such Indebtedness.

(c)                                  The Holders of a majority in aggregate principal amount of the then outstanding Units by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of, the Notes.

Section 6.03           Other Remedies.

(a)                                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

Holders of not less than a majority in the aggregate principal amount of the then outstanding Units by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Defaults in the payment of interest or premium, if any, on or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Units may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Units may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. In addition, the Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Section 6.06                                Limitation on Suits.

(a)                                  Subject to the provisions of Article 7 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                  Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                  such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(5)                                  Holders of a majority in aggregate principal amount of the then outstanding Units have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)                                 A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, or premium or interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee and its agents and attorneys for amounts due to the Trustee under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:  to the Issuers or the applicable Guarantor, as the case may be, its or their successors or assigns, or as a court of competent jurisdiction shall direct.

The Trustee may, upon written notice to the Issuers, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph (c)  does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 The Trustee agrees to accept and act upon facsimile or electronic transmission (including pdf) of documents hereunder, it being understood that originals of such shall be provided to the Trustee in a timely manner.

Section 7.02                                Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the applicable Issuer or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer, and any resolution of the Board of Directors of an Issuer shall be sufficient if evidenced by a copy of such resolution certified by an Officers’ Certificate of such Issuer to have been duly adopted and in full force and effect on the date thereof.

(f)                                    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless the Trustee has received written notice of such event at the Corporate Trust Office of the Trustee, and such notice references the Units and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with an Issuer or any Affiliate of an Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Units or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Units or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Units or Notes or any other document in connection with the sale of the Units or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06                                Compensation and Indemnity.

(a)                                  The Issuers and the Guarantors, jointly and severally, will pay to each of the Trustee such compensation as is agreed to from time to time by the Issuers and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any such disbursement, advance or expense as shall have been caused by the Trustee’s own negligence or willful misconduct.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s respective agents and counsel, as applicable.

(b)                                 The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct.  The Trustee will notify the Issuers promptly of any claim of which the Trustee has received written notice and for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuers and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium or interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may, upon thirty (30) days’ written notice to the Issuers resign and be discharged from the trust hereby created. The Holders of a majority in aggregate principal amount of the then outstanding Units may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.09 hereof;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Units may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Issuers, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their joint option and at any time, at the option of their Boards of Directors evidenced by a resolution set forth in their respective Officers’ Certificates, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                  the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)                                  this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their joint option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this

Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance under Section 8.02 hereof or Covenant Defeasance under Section 8.03 hereof:

(1)                                  the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                  in the case of Legal Defeasance under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (b) an opinion of counsel in Canada reasonably acceptable to the Trustee or an advance tax ruling from the Canada Revenue Agency (or successor agency) to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Canadian income tax purposes as a result of such Legal Defeasance and will be subject to Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of Covenant Defeasance under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or Canadian income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which any Issuer or any of the Guarantors is a party or by which any Issuer or any of the Guarantors is bound;

(6)                                  the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)                                  the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                                Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as Paying Agent) as the Trustee may determine, to the applicable Holders of all sums due and to become due thereon in respect of principal, or premium or interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the joint request of the Issuers any money or non-callable Government Securities held by either of the Issuers as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium or interest, if any, on any Note and remaining unclaimed for two years after such principal, or premium or interest, if any, has become due and payable shall be paid to the Issuers on their joint request or (if then held by either of the Issuers) will be discharged from such trust; and the applicable Holder will thereafter be permitted to look only the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07                                Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium or interest, if any, on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the applicable Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Units or Notes in addition to or in place of certificated Units and Notes;

(3)           to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees by a successor to an Issuer’s or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(5)           to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate of the applicable Issuer or Guarantor to that effect;

(6)           to provide for the issuance of Additional Units in accordance with the limitations set forth in this Indenture as of the date hereof;

(7)           to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(8)           to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of this Indenture;

(9)           to provide for the release of a Guarantee of the Notes which release is otherwise permitted under this Indenture and would not result in a Default or Event of Default; or

(10)         to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended.

Section 9.02           With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.10 and 4.15 hereof), the Notes or the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Units (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Units and/or Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Units (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Units and/or Notes). Section 2.08 hereof shall determine which Units are considered to be “outstanding” for purposes of this Section 9.02.

Upon the joint request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Units then outstanding may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder of the Units affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Units held by a non-consenting Holder):

(1)           reduce the principal amount of Units whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.08, 4.10 and 4.15 hereof);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Units or a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7)           waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 4.10 or 4.15 hereof);

(8)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)           adversely affect the ranking of the Notes or any Note Guarantee; or

(10)         make any change in the preceding amendment and waiver provisions.

Section 9.03           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04           Notation on or Exchange of Units and Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  Each Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05           Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate of each of the Issuers and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
NOTE GUARANTEES

Section 10.01         Guarantees.

(a)           Subject to this Article 10, each of the Guarantors (except the U.S. Issuers with respect to the U.S. Notes and the Canadian Issuers with respect to the Canadian Notes) hereby, jointly and severally, unconditionally guarantees (each, a “Note Guarantee”) to each Holder holding a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)           the principal of, and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and premium, if any, on the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee under this Indenture will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b)           Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to any Issuer, the Guarantors or any custodian, trustee, receiver, receiver-manager, interim receiver, liquidator or other similar official acting in relation to any Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Section 10.02         [Reserved]

Section 10.03         Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Units and/or Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent preference, transfer or conveyance or a transfer at undervalue for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or foreign law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04         Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Notes as Units by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the applicable Note Guarantees set forth in this Indenture on behalf of the applicable Guarantors. Neither the Issuers nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof provided for in this Indenture.

In the event that the Company or any of its Restricted Subsidiaries acquires or creates any Subsidiary after the date of this Indenture, if required by Section 4.17(a) hereof, the Company shall cause such Subsidiary to comply with the provisions of Section 4.17(a) hereof and this Article 10, to the extent applicable.

Section 10.05         Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.06 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company, an Issuer or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           either:

(a)           the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Guarantor) (the “Successor Guarantor”) assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)           subject to Section 5.01 hereof, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the applicable Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the applicable Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, merger or amalgamation of a Guarantor with or into the Company, an Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company, an Issuer or another Guarantor.

Section 10.06         Releases.

(a)           In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, amalgamation, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof then the corporation acquiring the property will be released and relieved of any obligations under the applicable Note Guarantee;

(b)           In the event of any sale or other disposition of Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the

Company, if the sale or other disposition does not violate Section 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Guarantor will be released and relieved of any obligations under its Note Guarantees;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the applicable Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Guarantor in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantees.

(c)           Upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantees.

(d)           Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantees.

(e)           Immediately prior to and in connection with a Qualified MLP IPO and the MLP Formation Transactions, each of Niska Holdings I and Niska Holdings II will be released and relieved of any obligations under its Note Guarantees.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.06 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on the applicable Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)           either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)           in respect of clause (1)(b) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           any Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, an applicable Issuer’s and any applicable Guarantor’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the applicable Holders to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
[Reserved]

ARTICLE 13
MISCELLANEOUS

Section 13.01         Notices.

Any notice or communication by the Issuers, the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any Issuers and/or any Guarantor:

c/o Niska Gas Storage,
2780 West Liberty Road
Gridley, CA 95948
Facsimile:  1-866-452-8832
Attention:  Chief Legal Officer

With a copy to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Facsimile No.:  (212)-237-0100
Attention:  Mike Rosenwasser

And to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

Facsimile No.:  (202) 637-2201
Attention:  Patrick H. Shannon

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street — Floor 8W
New York, NY  10286
Facsimile: (212) 815-5704
Attention:  Lawrence J. O’Brien

Any Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee at the same time.

Section 13.02         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, that an issuer of an Opinion of Counsel can rely as to matters of fact on an Officers’ Certificate or a certificate of a public official.

Section 13.04         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of an Issuer or any Guarantor under the Units, the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation, except for any liability of a stockholder of any Issuer or Guarantor which is an unlimited liability company that may arise under applicable law governing such unlimited liability company.  Each Holder by accepting a Unit and/or a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Units and the Notes.

Section 13.06         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08       Successors.

All agreements of each of the Issuers in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 13.09       Severability.

In case any provision in this Indenture or in the Units or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10       Counterpart Originals.

The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.11       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12       Judgment Currency.

(1)           If for the purpose of obtaining or enforcing judgment against the an Issuer or a Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13.12 referred to as the “Judgment Currency”) an amount due in Canadian or United States dollars under this Indenture, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Alberta or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 13.12(1) being hereinafter in this Section 13.12 referred to as the “Judgment Conversion Date”).

(2)           If, in the case of any proceeding in the court of any jurisdiction referred to in Section 13.12(1), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Company will pay such additional amount (and, if applicable, such lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian dollars or United States dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(3)           Any amount due from an Issuer or a Guarantor, as applicable, under the provisions of Section 13.12(2) will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Indenture.

(4)           The term “rate of exchange” in this Section 13.12 means:

(a)           for a conversion of Canadian dollars to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to Canadian dollars;

(b)           for a conversion of United States dollars to the Judgment Currency when the Judgment Currency is Canadian dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of United States dollars to Canadian dollars;

(c)           if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by the Trustee at approximately noon (New York time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

Section 13.13       Interest Act (Canada).

Solely for the purposes of the Interest Act (Canada) and without affecting the calculation of the amount of interest owing on the Notes, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Section 13.14       Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE UNITS, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.15       Consent to Jurisdiction and Service of Process; Waiver of Trial by Jury.

The Issuers and the Guarantors domiciled outside the United States will irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their agent for service of process in any suit, action or proceeding with respect to this Indenture, the Units, the Notes, the Note Guarantees and the Registration Rights Agreement brought in any Federal or state court located in New York City and each of such parties will submit to the jurisdiction thereof.  Service of process may be made in any manner permitted by applicable law.

Section 13.16       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUERS:

NISKA GAS STORAGE US, LLC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE US FINANCE CORP.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE CANADA ULC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE CANADA FINANCE CORP.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

Signature Page to Indenture

GUARANTORS:

NISKA GAS STORAGE US, LLC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE US FINANCE CORP.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE CANADA ULC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE CANADA FINANCE CORP.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

AECO GAS STORAGE PARTNERSHIP,

by Niska Gas Storage Canada ULC,
its managing partner

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

Signature Page to Indenture

NISKA GAS STORAGE LLC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

WILD GOOSE STORAGE, LLC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS TRANSPORT INC.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

SALT PLAINS STORAGE, LLC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GP ALBERTA ULC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

ENERSTREAM AGENCY SERVICES INC.

By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

Signature Page to Indenture

ACCESS GAS SERVICES INC.

By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

ACCESS GAS SERVICES (ALBERTA) INC.

By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

ACCESS GAS SERVICES (ONTARIO) INC.

By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

NISKA GS HOLDINGS I, L.P.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GS HOLDINGS II, L.P.

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

NISKA GAS STORAGE CANADA GP, LLC

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

Signature Page to Indenture

NISKA GAS STORAGE CANADA, L.P.

by Niska Gas Storage Canada GP, LLC,
its general partner

By:	/s/ Darin T. Olson
Name: Darin T. Olson
Title: Chief Financial Officer

Signature Page to Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Signature Page to Indenture

EXHIBIT A1

[Face of U.S. Note]

CUSIP/CINS

8.875% Senior Notes due 2018

No.	$ *

Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp. promise to pay to                                        or registered assigns, the principal sum of                    DOLLARS (or if different, 21.875% of the principal amount of the Unit to which this Note is attached) on                         , 20 .

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:                                    , 20

NISKA GAS STORAGE US, LLC, as an Issuer

By:
Name:
Title:

NISKA GAS STORAGE US FINANCE CORP., as an Issuer

By:
Name:
Title:

This is one of the U.S. Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[Back of U.S. Note]
8.875% Senior Notes due 2018

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska US, the “U.S. Issuers”), promise to pay or cause to be paid interest on the principal amount outstanding of this U.S. Note at 8.875% per annum. The U.S. Issuers will pay interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the U.S. Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this U.S. Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 15, 2010.  The U.S. Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the U.S. Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)           METHOD OF PAYMENT.  The U.S. Issuers will pay interest on the U.S. Notes (except defaulted interest), if any, to the Persons who are registered Holders of U.S. Notes at the close of business on March 1or September 1 immediately preceding the Interest Payment Date, even if such U.S. Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The U.S. Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the U.S. Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all U.S. Notes and all other U.S. Notes the Holders of which will have provided wire transfer instructions to the U.S. Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The U.S. Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the U.S. Notes.  The U.S. Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(4)           INDENTURE.  The U.S. Issuers issued the U.S. Notes under an Indenture, dated as of March 5, 2010 (the “Indenture”), by and among the U.S. Issuers, Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers” and, together with the U.S. Issuers, the “Issuers”), the guarantors party thereto and the Trustee. The terms of the U.S. Notes include those stated in the Indenture.  The U.S. Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this U.S. Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of U.S. Notes that may be issued thereunder.

A1-2

(5)           OPTIONAL REDEMPTION.

(a)           At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under the Indenture as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 108.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(A)          at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B)           the redemption occurs within ninety (90) days of the date of the closing of such Equity Offering.

(b)           At any time prior to March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)           Except pursuant to the preceding paragraphs and paragraph (7) below, the Notes will not be redeemable at the Issuers’ option prior to March 15, 2014.

(d)           On or after March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than ten (10) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	104.438%
2015	102.219%
2016 and thereafter	100.000%

Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the U.S. Notes or portions thereof called for redemption on the applicable redemption date.

(6)           MANDATORY REDEMPTION.  The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REDEMPTION FOR CHANGES IN WITHHOLDING TAXES.  If, as a result of:

(a)           any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(b)           any amendment to, or change in, the official application, official interpretation, official administration or official assessing practices of the laws, regulations or rulings of any Relevant Taxing

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Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), an Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts or indemnification payments as described in Section 4.19 with respect to the Relevant Taxing Jurisdiction, then the Issuers may redeem all, but not less than all, of the Units, at any time thereafter, upon not less than thirty (30)  nor more than sixty (60) days’ notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.  Prior to the giving of any notice of redemption described in this paragraph, an Issuer will deliver to the Trustee a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official application, official interpretation, official administration or official assessing practices described above.

An Issuer will publish a notice of any optional redemption of the Units described above in accordance with the provisions of the Indenture described in Section 3.04. No such notice of redemption may be given more than 60 days before or 365 days after the Issuer first becomes liable to pay any Additional Amount or indemnification payments.

(8)           REPURCHASE AT THE OPTION OF HOLDER.

(a)           If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes as Units (equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”).  Any such repurchase of the Notes shall include the U.S. Notes and the Canadian Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase.  In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased as Units, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           Following the occurrence of certain Asset Sales, the Issuers may be required to offer to repurchase the Notes as Units as required by the Indenture.

(9)           NOTICE OF REDEMPTION.  At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Units consisting of Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(10)         DENOMINATIONS, TRANSFER, EXCHANGE.  The U.S. Notes are in registered form in denominations of $437.50 and integral multiples of $218.75 in excess thereof.  The transfer of U.S. Notes may be registered and U.S. Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the U.S. Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The U.S. Issuers need not exchange or register the transfer of any U.S. Note or portion of a U.S. Note selected for redemption, except for the unredeemed portion of any U.S. Note being redeemed in part.  Also, the U.S. Issuers need not exchange or register the transfer of any U.S. Notes for a period of

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fifteen (15) days before a selection of U.S. Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(11)         PERSONS DEEMED OWNERS.  The registered Holder of a U.S. Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to the exceptions set forth in Section 9.02 of the Indenture, the Indenture, the U.S. Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Units (including Additional Units, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the U.S. Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Units (including Additional Units, if any), voting as a single class.  Without the consent of any Holder of U.S. Notes, the Indenture, the U.S. Notes or the Note Guarantees may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(13)         DEFAULTS AND REMEDIES.  The U.S. Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture.  The Holders of a majority in aggregate principal amount of the then outstanding Units by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the U.S. Notes (including in connection with an offer to purchase).  The U.S. Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the U.S. Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)         TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the U.S. Issuers or any Guarantor, as such, will have any liability for any obligations of the U.S. Issuers or the Guarantors under the U.S. Notes, the Units, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation, except for any liability of a stockholder of any Issuer or Guarantor which is an unlimited liability company that may arise under applicable law governing such unlimited liability company.  Each Holder of U.S. Notes by accepting a U.S. Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the U.S. Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)         AUTHENTICATION.  This U.S. Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The U.S. Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

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Niska Gas Storage
2780 West Liberty Road
Gridley, CA 95948
Facsimile:  1-866-452-8832
Attention:  Chief Legal Officer

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EXHIBIT A2

[Face of Canadian Note]

CUSIP/CINS

8.875% Senior Notes due 2018

No.:	$ *

Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. promise to pay to                                    or registered assigns, the principal sum of                              DOLLARS (or if different, 78.125% of the principal amount of the Unit to which this Note is attached) on                                , 20   .

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:                         , 20

NISKA GAS STORAGE CANADA ULC, as an Issuer

By:
Title:
Name:

NISKA GAS STORAGE CANADA FINANCE CORP., as an Issuer

By:
Name:
Title:

This is one of the Canadian Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[Back of Canadian Note]
8.875% Senior Notes due 2018

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers”) promise to pay or cause to be paid interest on the principal amount outstanding of this Canadian Note at 8.875% per annum.  The Canadian Issuers will pay interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Canadian Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Canadian Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 15, 2010.  The Canadian Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Canadian Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)           METHOD OF PAYMENT.  The Canadian Issuers will pay interest on the Canadian Notes (except defaulted interest), if any, to the Persons who are registered Holders of Canadian Notes at the close of business on March 1 or September 1 immediately preceding the Interest Payment Date, even if such Canadian Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Canadian Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Canadian Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Canadian Notes and all other Canadian Notes the Holders of which will have provided wire transfer instructions to the Canadian Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Canadian Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Canadian Notes.  The Canadian Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(4)           INDENTURE.  The Canadian Issuers issued the Canadian Notes under an Indenture, dated as of March 5, 2010 (the “Indenture”), by and among the Canadian Issuers, Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska US, the “U.S. Issuers” and, together with the Canadian Issuers, the “Issuers”), the guarantors party thereto and the Trustee.  The terms of the Canadian Notes include those stated in the Indenture.  The Canadian Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Canadian Note conflicts with the express provisions of the Indenture, the provisions

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of the Indenture shall govern and be controlling.  Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of Canadian Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)           At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under the Indenture as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 108.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(A)          at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B)           the redemption occurs within ninety (90) days of the date of the closing of such Equity Offering.

(b)           At any time prior to March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)           Except pursuant to the preceding paragraphs and paragraph (7) below, the Notes will not be redeemable at the Issuers’ option prior to March 15, 2014.

(d)           On or after March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than ten (10) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	104.438%
2015	102.219%
2016 and thereafter	100.000%

Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Canadian Notes or portions thereof called for redemption on the applicable redemption date.

(6)           MANDATORY REDEMPTION.  The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REDEMPTION FOR CHANGES IN WITHHOLDING TAXES.  If, as a result of:

(a)           any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof

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(or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(b)           any amendment to, or change in, the official application, official interpretation, official administration or official assessing practices of the laws, regulations or rulings of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), an Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts or indemnification payments as described in Section 4.19 with respect to the Relevant Taxing Jurisdiction, then the Issuers may redeem all, but not less than all, of the Units, at any time thereafter, upon not less than thirty (30)  nor more than sixty (60) days’ notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.  Prior to the giving of any notice of redemption described in this paragraph, an Issuer will deliver to the Trustee a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official application, official interpretation, official administration or official assessing practices described above.

An Issuer will publish a notice of any optional redemption of the Units described above in accordance with the provisions of the Indenture described in Section 3.04. No such notice of redemption may be given more than 60 days before or 365 days after the Issuer first becomes liable to pay any Additional Amount or indemnification payments..

(8)           REPURCHASE AT THE OPTION OF HOLDER.

(a)           If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes as Units (equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”).  Any such repurchase of the Notes shall include the U.S. Notes and the Canadian Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase.  In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased as Units, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           Following the occurrence of certain Asset Sales, the Issuers may be required to offer to repurchase the Notes as Units as required by the Indenture.

(9)           NOTICE OF REDEMPTION.  At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof.  Units consisting of Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(10)         DENOMINATIONS, TRANSFER, EXCHANGE.  The Canadian Notes are in registered form in denominations of $1,562.50 and integral multiples of $781.25 in excess thereof.  The transfer of Canadian Notes may be registered and Canadian Notes may be exchanged as provided in the Indenture.

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The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Canadian Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Canadian Issuers need not exchange or register the transfer of any Canadian Note or portion of a Canadian Note selected for redemption, except for the unredeemed portion of any Canadian Note being redeemed in part.  Also, the Canadian Issuers need not exchange or register the transfer of any Canadian Notes for a period of fifteen (15) days before a selection of Canadian Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(11)         PERSONS DEEMED OWNERS.  The registered Holder of a Canadian Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to the exceptions set forth in Section 9.02 of the Indenture, the Indenture, the Canadian Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Units (including Additional Units, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Canadian Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Units (including Additional Units, if any), voting as a single class.  Without the consent of any Holder of Canadian Notes, the Indenture, the Canadian Notes or the Note Guarantees may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(13)         DEFAULTS AND REMEDIES.  The Canadian Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture.  The Holders of a majority in aggregate principal amount of the then outstanding Units by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Canadian Notes (including in connection with an offer to purchase).  The Canadian Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the Canadian Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)         TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Canadian Issuers or any Guarantor, as such, will have any liability for any obligations of the Canadian Issuers or the Guarantors under the Canadian Notes, the Units, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation, except for any liability of a stockholder of any Issuer or Guarantor which is an unlimited liability company that may arise under applicable law governing such unlimited liability company.  Each Holder of Canadian Notes by accepting a Canadian Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Canadian Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)         AUTHENTICATION.  This Canadian Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(19)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Canadian Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Niska Gas Storage
2780 West Liberty Road
Gridley, CA 95948
Facsimile:  1-866-452-8832
Attention:  Chief Legal Officer

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EXHIBIT A3

NISKA GAS STORAGE US, LLC,

NISKA GAS STORAGE US FINANCE CORP.,

NISKA GAS STORAGE CANADA ULC,

and

NISKA GAS STORAGE CANADA FINANCE CORP

Units

No.

Certificate for $                          principal amount of Units [Insert the following language in the Global Units: or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Unit attached hereto]

CUSIP/CINS

Each $1,000 in principal amount of Units consists of $218.75 principal amount of the 8.875% Senior Notes due 2018 issued by Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp. and $781.25 principal amount of the 8.875% Senior Notes due 2018 issued by Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. attached hereto.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $218.75 PRINCIPAL AMOUNT OF THE U.S. NOTES AND $781.25 PRINCIPAL AMOUNT OF THE CANADIAN NOTES (TOGETHER, THE “NOTES”). THE NOTES MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE OTHER NOTES THAT ARE PART OF THE UNIT.

[Insert the Regulation S Temporary Global Unit Legend, if applicable pursuant to the provisions of the Indenture]

INDENTURE.  The Issuers issued the Units under an Indenture, dated as of March 5, 2010 (the “Indenture”), by and among the Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (together with Niska US, the “U.S. Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (together with the U.S. Issuers and Niska Canada, the “Issuers”), the guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”).

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Units, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Units or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

[Insert the Global Unit Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A3-1

Dated:                         , 20

NISKA GAS STORAGE US, LLC, as an Issuer

By:
Name:
Title:

NISKA GAS STORAGE US FINANCE CORP., as an Issuer

By:
Name:
Title:

NISKA GAS STORAGE CANADA ULC, as an Issuer

By:
Name:
Title:

NISKA GAS STORAGE CANADA FINANCE CORP., as an Issuer

By:
Name:
Title:

This is one of the Units referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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ASSIGNMENT FORM

To assign this Unit, fill in the form below:

(I) or (we) assign and transfer this Unit to:
Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                               to transfer this Unit on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on the face of this Unit)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Unit purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Unit purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your signature:
(Sign exactly as your name appears on the face of this Unit)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL UNIT

The following exchanges of a part of this Global Unit for an interest in another Global Unit or for a Definitive Unit, or exchanges of a part of another

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Unit	Amount of increase in Principal Amount at maturity of this Global Unit	Principal Amount at maturity of this Global Unit following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[Insert the U.S. Note, pursuant to the provisions of the Indenture]

[Insert the Canadian Note, pursuant to the provisions of the Indenture]

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Niska Gas Storage US, LLC

Niska Gas Storage US Finance Corp.

Niska Gas Storage Canada ULC

Niska Gas Storage Canada Finance Corp.

c/o Niska Gas Storage

2780 West Liberty Road

Gridley, CA 95948

Facsimile:  1-866-452-8832

Attention:  Chief Legal Officer

The Bank of New York Mellon

101 Barclay Street — Floor 8W

New York, NY  10286

Facsimile No.:  (212) 815-5704

Attention: Laurence J. O’Brien

Re:          Units Comprised of $218.75 Principal Amount of 8.875% Senior Notes due 2018 issued by Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp. and $781.25 Principal Amount of 8.875% Senior Notes due 2018 issued by Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

Reference is hereby made to the Indenture, dated as of March 5, 2010 (the “Indenture”), by and among Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska US, the “U.S. Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers” and, together with the U.S. Issuers, the “Issuers”), the guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Unit[s] or interest in such Unit[s] specified in Annex A hereto, in [in the amount of                   ][the principal amount of $          ] in such Unit[s] or interests (the “Transfer”), to                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Unit or a Restricted Definitive Unit pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Unit is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Unit for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Unit will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Unit and/or the Restricted Definitive Unit and in the Indenture and the Securities Act.

2.             ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S  Temporary Global Unit, the Regulation S Permanent Global Unit or a Restricted Definitive Unit pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Unit will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Unit, the Regulation S Temporary Global Unit and/or the Restricted Definitive Unit and in the Indenture and the Securities Act.

3.             ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Unit or a Restricted Definitive Unit pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Units and Restricted Definitive Units and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)           ☐  such Transfer is being effected to the Company or a subsidiary thereof; or

(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)           ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Unit or Restricted Definitive Units and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Units at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Unit will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Unit and/or the Restricted Definitive Units and in the Indenture and the Securities Act.

4.             ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Unit or of an Unrestricted Definitive Unit.

(a)           ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Unit will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Units, on Restricted Definitive Units and in the Indenture.

(b)           ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Unit will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Units, on Restricted Definitive Units and in the Indenture.

(c)           ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Unit will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Units or Restricted Definitive Units and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐  a beneficial interest in the:

(i)            ☐  144A Global Unit (CUSIP     ), or

(ii)           ☐  Regulation S Global Unit (CUSIP      ), or

(iii)          ☐  IAI Global Unit (CUSIP      ); or

(b)           ☐  Restricted Definitive Unit.

2.             After the Transfer the Transferee will hold: [CHECK ONE]

(a)           ☐  a beneficial interest in the:

(i)            ☐  144A Global Unit (CUSIP       ), or

(ii)           ☐  Regulation S Global Unit (CUSIP      ), or

(iii)          ☐  IAI Global Unit (CUSIP      ); or

(iv)          ☐  Unrestricted Global Unit (CUSIP      ); or

(b)           ☐  a Restricted Definitive Unit; or

(c)           ☐  an Unrestricted Definitive Unit,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Niska Gas Storage US, LLC

Niska Gas Storage US Finance Corp.

Niska Gas Storage Canada ULC

Niska Gas Storage Canada Finance Corp.

c/o Niska Gas Storage

2780 West Liberty Road

Gridley, CA 95948

Facsimile:  1-866-452-8832

Attention:  Chief Legal Officer

The Bank of New York Mellon

101 Barclay Street — Floor 8W

New York, NY  10286

Facsimile No.:  (212) 815-5704

Attention: Laurence J. O’Brien

Re:          Units Comprised of $218.75 Principal Amount of 8.875% Senior Notes due 2018 issued by Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp. and $781.25 Principal Amount of 8.875% Senior Notes due 2018 issued by Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

(CUSIP [        ])

Reference is hereby made to the Indenture, dated as of March 5, 2010 (the “Indenture”), by and among Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska US, the “U.S. Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers” and, together with the U.S. Issuers, the “Issuers”), the guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Unit[s] or interest in such Unit[s] specified herein, in [the amount of           ][the principal amount of $        ] in such Unit[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Units or Beneficial Interests in a Restricted Global Units for Unrestricted Definitive Units or Beneficial Interests in an Unrestricted Global Unit

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Unit to beneficial interest in an Unrestricted Global Unit.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unit for a beneficial interest in an Unrestricted Global Unit in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Units and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Unit is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Unit to Unrestricted Definitive Unit. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unit for an Unrestricted Definitive Unit, the Owner hereby certifies (i) the Definitive Unit is being acquired for the Owner’s

C-1

own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Units and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Unit is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐  Check if Exchange is from Restricted Definitive Unit to beneficial interest in an Unrestricted Global Unit.  In connection with the Owner’s Exchange of a Restricted Definitive Unit for a beneficial interest in an Unrestricted Global Unit, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Units and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐  Check if Exchange is from Restricted Definitive Unit to Unrestricted Definitive Unit.  In connection with the Owner’s Exchange of a Restricted Definitive Unit for an Unrestricted Definitive Unit, the Owner hereby certifies (i) the Unrestricted Definitive Unit is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Units and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Unit is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Units or Beneficial Interests in Restricted Global Units for Restricted Definitive Units or Beneficial Interests in Restricted Global Units

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Unit to Restricted Definitive Unit.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unit for a Restricted Definitive Unit with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Unit is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Unit issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Unit and in the Indenture and the Securities Act.

(b)           ☐  Check if Exchange is from Restricted Definitive Unit to beneficial interest in a Restricted Global Unit.  In connection with the Exchange of the Owner’s Restricted Definitive Unit for a beneficial interest in the [CHECK ONE] ☐ 144A Global Unit, ☐ Regulation S Global Unit, ☐ IAI Global Unit with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Units and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement  Legend printed on the relevant Restricted Global Unit and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Niska Gas Storage US, LLC

Niska Gas Storage US Finance Corp.

Niska Gas Storage Canada ULC

Niska Gas Storage Canada Finance Corp.
c/o Niska Gas Storage
2780 West Liberty Road
Gridley, CA 95948
Facsimile:  1-866-452-8832
Attention:  Chief Legal Officer

The Bank of New York Mellon
101 Barclay Street — Floor 8W
New York, NY  10286
Facsimile No.: (212) 815-5704
Attention: Laurence J. O’Brien

Re:          Units Comprised of $218.75 Principal Amount of 8.875% Senior Notes due 2018 issued by Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp. and $781.25 Principal Amount of 8.875% Senior Notes due 2018 issued by Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

Reference is hereby made to the Indenture, dated as of March 5, 2010 (the “Indenture”), by and among Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska US, the “U.S. Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers” and, together with the U.S. Issuers, the “Issuers”), the guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of [          ] [$          aggregate principal amount of]:

(a)           ☐  a beneficial interest in a Global Unit, or

(b)           ☐  a Definitive Unit,

we confirm that:

1.             We understand that any subsequent transfer of the Units or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Units or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Units have not been registered under the Securities Act, and that the Units and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Units or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar and to the Company a signed letter substantially in the form of

D-1

this letter and, if such transfer is in respect of a principal amount of Units, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Unit or beneficial interest in a Global Unit from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Units or beneficial interest therein, we will be required to furnish to the Registrar and the Issuers such certifications, legal opinions and other information as the Registrar and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Units purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Units or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Registrar and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 5, 2010 (the “Indenture”), by and among Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“U.S. Finco” and, together with Niska US, the “U.S. Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”) and Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and, together with Niska Canada, the “Canadian Issuers” and, together with the U.S. Issuers, the “Issuers”), the guarantors party thereto and The Bank of New York Mellon, as Trustee, (a) the due and punctual payment of the principal of, premium on, if any, interest, if any, on the U.S. Notes and the Canadian Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest, if any, on the U.S. Notes and the Canadian Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any U.S. Notes or any Canadian Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of U.S. Notes and the Canadian Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[SIGNATURE PAGE TO FOLLOW]

NISKA GAS STORAGE US, LLC

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS STORAGE US FINANCE CORP.

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS STORAGE CANADA ULC

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS STORAGE CANADA FINANCE CORP.

By:
	Name:	[ ]
	Title:	[ ]

AECO GAS STORAGE PARTNERSHIP,

by Niska Gas Storage Canada ULC,
its managing partner

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS STORAGE LLC

By:
	Name:	[ ]
	Title:	[ ]

WILD GOOSE STORAGE, LLC

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS TRANSPORT INC.

By:
	Name:	[ ]
	Title:	[ ]

SALT PLAINS STORAGE,LLC

By:
	Name:	[ ]
	Title:	[ ]

NISKA GP ALBERTA ULC

By:
	Name:	[ ]
	Title:	[ ]

ENERSTREAM AGENCY SERVICES INC.

By:
	Name:	[ ]
	Title:	[ ]

ACCESS GAS SERVICES INC.

By:
	Name:	[ ]
	Title:	[ ]

ACCESS GAS SERVICES (ALBERTA) INC.

By:
	Name:	[ ]
	Title:	[ ]

ACCESS GAS SERVICES (ONTARIO) INC.

By:
	Name:	[ ]
	Title:	[ ]

NISKA GS HOLDINGS I, L.P.

By:
	Name:	[ ]
	Title:	[ ]

NISKA GS HOLDINGS II, L.P.

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS STORAGE CANADA GP, LLC

By:
	Name:	[ ]
	Title:	[ ]

NISKA GAS STORAGE CANADA, L.P.

by Niska Gas Storage Canada GP, LLC,
its general partner

By:
	Name:	[ ]
	Title:	[ ]

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                       , among                   (the “Guaranteeing Subsidiary”), a subsidiary of [                           ] (or its permitted successor), a [                       ] (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 5, 2010 providing for the issuance of $800,000,000 aggregate principal amount of Units (each a “Unit” and, collectively, the “Units”), each $1,000 of Units consisting of $218.75 principal amount of 8.875% Senior Notes due 2018 (the “U.S. Notes”) of Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp and $781.25 principal amount of 8.875% Senior Notes due 2018 (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”) of Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the U.S. Issuers’ and Canadian Issuers’ Obligations under the U.S. Notes and the Canadian Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder or agent of the Issuers or any Guarantor, as such, shall have any liability for any obligations of an Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or any Supplemental Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation, except for any liability of a stockholder of any Issuer or Guarantor which is an unlimited liability company that may arise under applicable law governing such unlimited liability company.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

NISKA GAS STORAGE US, LLC

By:
Name:
Title:

NISKA GAS STORAGE US FINANCE CORP.

By:
Name:
Title:

NISKA GAS STORAGE CANADA ULC

By:
Name:
Title:

NISKA GAS STORAGE CANADA FINANCE CORP.

By:
Name:
Title:

[ ]
as Guarantors

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title: